As filed with the Securities and Exchange Commission on March 9, 2010
Registration Statement No. 333-____________

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLYNX GROUP, INC.
(Name of small business issuer in its charter)

Nevada	3663	95-4705831
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25910 ACERO, SUITE 370
MISSION VIEJO, CALIFORNIA 92691
(949) 305-5290
(Address and telephone number of registrant's principal executive offices and principal place of business)

DANIEL R. ASH
25910 ACERO, SUITE 370
MISSION VIEJO, CALIFORNIA 92691
(949) 305-5290
(Name, Address and telephone number of agent for service)

It is respectfully requested that the Securities and Exchange Commission send copies of all notices, orders and communications to:
C. PARKINSON LLOYD
DURHAM JONES & PINEGAR, P.C.
111 EAST BROADWAY, SUITE 900
SALT LAKE CITY, UTAH 84111
(801) 415-3000

APPROXIMATE DATE PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	40,033,794	$0.15	$6,005,070	$429

(1)
In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)
The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the bid and asked price of the common stock of CelLynx Group, Inc., as reported on the OTC Bulletin Board on March 5, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The Selling Shareholders may not distribute these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2010

CELLYNX GROUP, INC.
a Nevada corporation

40,033,794 Shares of Common Stock
$0.001 par value per share

This prospectus covers the sale of up to 40,033,794 shares of our common stock (the "Shares").   Thirteen of our shareholders (the "Selling Shareholders"), are offering all of the Shares covered by this prospectus.  The Selling Shareholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds.  The Selling Shareholders may be an underwriter with respect to the sale of the Shares.

Investment in the Shares involves a high degree of risk.  You should consider carefully the risk factors beginning on page 5 of this prospectus before purchasing any of the Shares offered by this prospectus.

CelLynx Group, Inc., common stock is quoted on the OTC Bulletin Board and trades under the symbol “CYNX.”   The last reported sale price of our common stock on the OTC Bulletin Board on March 5, 2010, was $0.16 per share. Nevertheless, the Selling Shareholders do not have to sell the Shares in transactions reported on the OTC Bulletin Board, and may offer their Shares through any type of public or private transactions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. The Selling Shareholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

__________ __, 2010

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES.  THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

CELLYNX GROUP, INC., HAS NOT AUTHORIZED ANYONE, INCLUDING ANY SALESPERSON OR BROKER, TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING, CELLYNX GROUP, INC., OR THE SHARES THAT IS DIFFERENT FROM THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR ANY SUPPLEMENT TO THIS PROSPECTUS, IS ACCURATE AT ANY DATE OTHER THAN THE DATE INDICATED ON THE COVER PAGE OF THIS PROSPECTUS OR ANY SUPPLEMENT TO IT.  IN THIS PROSPECTUS, REFERENCES TO "CELLYNX GROUP, INC., " "THE COMPANY," "WE," "US," AND "OUR," REFER TO CELLYNX GROUP, INC.  AND ITS SUBSIDIARY.

TABLE OF CONTENTS

Summary information about Cellynx Group, Inc., and this offering	1
Risk factors	5
Use of proceeds	11
Determination of offering price	11
Dilution	11
Selling Shareholders	11
Plan of Distribution	13
Description of Securities	15
Interests of Named Experts and Counsel	16
Information about the Company	16
Properties	29
Legal proceedings	29
Management's discussion and analysis or plan of operation	29
Disagreements with Accountants on Accounting and Financial Disclosures	36
Quantitative and Qualitative disclosures about market risk	36
Directors, Executive Officers, and Corporate Governance	36
Executive Compensation	40
Security ownership of certain beneficial owners and management	44
Certain Relationships and Related Transactions, and Director Independence	46
Index to financial statements	47
Experts	48
Legal Matters	48

Summary information about CelLynx Group, Inc., and this offering

This summary highlights information included elsewhere in this prospectus. This summary is not complete and does not contain all the information that may be important to you. You should carefully read the entire prospectus, especially the risks set forth under the heading “Risk Factors” and our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “CelLynx,” “we,” “us,” and “our” refer to CelLynx Group, Inc., and its subsidiaries.

About CelLynx

CelLynx Group, Inc. (“CelLynx,” “we,” or the “Company”), develops and markets the next generation of cell phone boosters (also known as repeaters or amplifiers) for the small office, home office (“SOHO”) and vehicle.  This next generation product, CelLynx 5BARz™, is the first consumer-friendly, single-piece unit that strengthens weak cellular signals to deliver higher quality signals for voice, data and video reception on cell phones being used indoors or in vehicles.   CelLynx plans to develop its products for use in North and South America, Europe, Australia, Africa, and Asia, including the Middle East.  The CelLynx product line is intended to be manufactured by contract manufacturers located in South East Asia.   These manufacturers will allow CelLynx to capitalize on the full advantages of multiple manufacturing locations with a trained and experienced technical work force, state of the art facilities and knowledge of all aspects of supply chain management, operational execution, global logistics and reverse logistics. The marketing and sales functions will be handled in-house incorporating a multi-channel strategy that includes distribution partners, wireless service providers, retail outlets and international joint ventures.

We believe that poor mobile phone reception and dropped calls are problems for many mobile phone users, and the problem is magnified with video downloads, cellular internet and 3G service offerings. CelLynx designs, manufactures and markets affordable, indoor cellular coverage enhancement solutions for significantly improving mobile phone coverage. CelLynxTM offers the industry’s first reliable  one-piece, plug ‘n play mobile signal booster, 5BARz™. The CelLynx family of boosters significantly enhances your mobile phone reception, reduces or eliminates dropped calls and improves 3G and 4G services such as music and video downloads and cellular internet.

We believe that 5BARz™ is the most affordable and reliable mobile phone booster, and unlike all other solutions it requires no installation. 5BARz delivers:

●	Easy set-up -- just plug the unit in.

●	Stronger signals, better reception and faster internet (including 3G) in your car, home, office or your travel destination.

●	Works for all nationally advertised cell phone coverage plans.

The CelLynx family of products also includes 5BARz™ @Home (available soon) our next plug ‘n play booster that enhances cell coverage to a larger area. While 5BARz is portable to your car, office and home office, it only covers one room. With 5BARz @Home you can increase cell phone coverage to potentially cover your entire home or office suite (up to 2,500 feet per unit, multiple units can work together for larger areas).

CelLynx’s principal executive offices are located at 25910 Acero, Suite 370, Mission Viejo, California 92691.   CelLynx’s main telephone number is (949) 305-5290, and our website address is  www.CelLynx.com.  Information provided on our website, however, is not part of this prospectus, or the registration statement of which it is a part, and is not incorporated herein.

Summary of Risk Factors

Our business will involve certain risks, including, but not limited to:

●
While the majority of our anticipated revenue will be derived from the ultimate consumer, decisions by our corporate and government customers about the timing and scope of capital spending, particularly on major programs, can have a significant effect on our net sales and earnings.

●	We may encounter technical problems or contractual uncertainties, which can cause delays, added costs, lost sales, and liability to customers.

●	Competing technology could be superior to ours, and could cause customer orders and net sales to decline.

●	Our competitors’ marketing and pricing strategies could make their products more attractive than ours. This could cause reductions in customer orders or company profits.

●	Our transitions to new product offerings can be costly and disruptive, and could adversely affect our net sales or profitability.

●	Our products may inadvertently infringe third party patents, which could create substantial liability to our customers or the third-party patent owners.

●	Changes in regulations that limit the availability of radio frequency licenses or otherwise result in increased expenses could cause our net sales or earnings to decline.

●	Economic or political conditions in other countries could cause our net sales or earnings to decline.

●	We are exposed to the credit risk of some of our customers and to credit exposures in weakened markets, which could cause our earnings to decline.

●	Our products typically carry warranties, and the costs to us to repair or replace defective products could exceed the amounts we have experienced historically.

●	We may not effectively manage possible future growth, which could result in reduced earnings.

●	Our quarterly results are volatile and difficult to predict. If our quarterly performance results fall short of market expectations, the market value of our shares is likely to decline.

●	Future sales of our common stock may cause our stock price to decline.

See “Risk Factors” beginning on page 5.

Summary of this Offering

The Selling Shareholders under this prospectus and the registration statement of which it is a part received or will receive their shares in the following transactions:

Unit Offering

In December 2009 and January 2010, the Company conducted a private placement of units (the “Units”).  Each Unit consisted of 16,667 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase up to an additional 16,667 shares of Common Stock, with an exercise price of $0.20 per share.  The thirteen Selling Shareholders purchased Units in the Unit Offering.

This Prospectus, and the Registration Statement of which is a part, covers the resale by the selling shareholders of the shares of Common Stock, as well as shares underlying the Warrants, purchased in the Unit Offering.

The Unit Offering was made without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

More information relating to the shares and warrants held by the Selling Shareholders can be found in the “Selling Shareholders” section below.

Summary Financial Data

The following table summarize consolidated financial data regarding the business of the Company and should be read together with “Management Discussion and Analysis or Plan of Operation” and the financial statements of the Company and the related notes included with those financial statements.  The summary financial information as of September 30, 2009 and 2008 and for the year ended September 30, 2009 and 2008 have been derived from CelLynx’s financial statements.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

	December 31,	September 30,	September 30,
	2009	2009	2008
	(unaudited)
Cash	$28,316	$6,776	$599,024
Inventory	43,554	16,316	-
Other current assets	114,713	15,750	6,862
Intangible assets, net	104,072	97,180	70,776
Total assets	323,047	163,571	697,846
Accounts payable and accrued expenses	977,522	832,634	206,298
Accrued derivative liabilities	-	-	5,677,156
Convertible stockholder notes, net	103,000	101,908	14,026
Convertible promissory notes, net	264,264	235,561	21,289
Total liabilities	1,391,111	1,198,437	5,931,276
Series A Preferred Stock, $0.001 par value	-	-	45,516
Common stock, $0.001 par value	146,419	137,379	80,553
Additional paid-in capital	11,294,129	10,501,965	2,335,949
Accumulated deficit	(12,508,712)	(11,674,210)	(7,695,448)
Total stockholders' deficit	$(1,068,164)	$(1,034,866)	$(5,233,430)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)
Net Revenue	$11,820	$-	$10,373	$-
Cost of Revenue	9,559	-	7,544	-
Gross profit	2,261	-	2,819	-
Research and development	22,604	151,527	340,995	308,906
General and administrative	766,280	621,813	3,294,158	4,397,131
Non-operating income (expense)	(47,879)	(218,203)	(346,428)	(1,952,499)
Net loss	(834,502)	(991,543)	(3,978,762)	(6,658,536)

Weighted average shares outstanding	140,714,212	107,268,745	125,094,999	40,407,479
Earnings per share - Basic and Diluted:	$(0.01)	$(0.01)	$(0.03)	$(0.16)

Risk Factors

Caution Regarding Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We may from time to time make written or oral statements that are forward-looking, including statements contained in this registration statement and other filings with the Securities and Exchange Commission and in reports to our shareholders. Such statements may, for example, express expectations or projections about future actions that we may take, including restructuring or strategic initiatives or about developments beyond our control. The terms "anticipate," "believe," "estimate," "expect," "objective," "plan," "might," "should," "may," "project," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by the forward-looking statements. These statements are made on the basis of management's views and assumptions as of the time the statements are made and we expressly disclaim any intention or obligation to update these statements. There can be no assurance that our expectations will necessarily come to pass. The factors that could materially affect future developments and performance include those set forth below.  We expressly disclaim any obligation or intention of updating any forward-looking statement for any reason.

You should carefully consider the risks described below before buying common stock offered in this Offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses and cannot assure you that we will be profitable in the foreseeable future.

Risk Factors

Our business is subject to certain risks, including the risks described below. These risk factors do not describe all risks applicable to our business and is intended only as a summary of the most significant factors that affect our operations and the industries in which we operate. More detailed information concerning these and other risks is contained in other sections of this registration statement. The risks described below, as well as the other risks that are generally set forth in this registration statement, and other risks and uncertainties not presently known to us or that we currently consider immaterial, could materially and adversely affect our business, results of operations and financial condition. Readers of this registration statement should take such risks into account in evaluating any investment decision involving our common stock. At any point, the trading price of our common stock could decline, and investors could lose all or a portion of their investment.

Risks Related to Our Business

In addition to general economic conditions, both domestic and foreign, which can change unexpectedly and generally affect U.S. businesses with worldwide operations, we are subject to a number of risks and uncertainties that are specific to us or the businesses we operate:

While the majority of our products will be sold into the consumer market, decisions by our corporate or government customers about the timing and scope of capital spending, particularly on major programs, can have a significant effect on our net sales and earnings.

To a limited extent, each of our non-consumer businesses is dependent on our customers’ capital spending decisions, which are affected by numerous factors, such as general economic conditions, end-user demand for their particular products, capital availability, and comparative anticipated returns on their capital investments.  Customer decisions as to the nature and timing of their capital spending can have a significant effect on us. Our net sales and earnings would decline in the event of general reductions in capital spending by our customers, or delay in the implementation of, or significant reduction in the scope of, any of the current or major anticipated programs in which we participate.

We may encounter technical problems or contractual uncertainties, which can cause delays, added costs, lost sales, and liability to customers.

From time to time, we expect to encounter technical difficulties that may cause delays and additional costs in our technology development efforts. We are particularly exposed to this risk in new product development efforts, and in fixed-price contracts.   In these cases, the additional costs that we incur are not covered by revenue commitments from our customers, and therefore reduce our earnings. In addition, technical difficulties can cause us to miss expected delivery dates for new product offerings, which could cause customer orders to fall short of expectations.

Due to technological uncertainties in new or unproven applications of technology, our contracts may be broadly defined in their early stages, with a structure to accommodate future changes in the scope of work or contract value as technical development progresses. In such cases, management must evaluate these contract uncertainties and estimate the future expected levels of scope of work and likely contract-value changes to determine the appropriate level of revenue associated with costs incurred. Actual changes may vary from expected changes, resulting in a reduction of net sales and earnings recognized in future periods.

If we cannot continue to rapidly develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability, we may incur development costs that we cannot recover and our net sales and earnings will suffer.

The process of developing new wireless communications products is complex and uncertain, and failure to anticipate customers’ changing needs and emerging technological trends accurately or to develop or obtain appropriate intellectual property could significantly harm our results of operations. In many instances we must make long-term investments and commit significant resources before knowing whether our investments will eventually result in products that the market will accept. If our new products are not accepted by the market, our net sales and earnings will decline.

Competing technology could be superior to ours, and could cause customer orders and net sales to decline.

The markets in which we compete are very sensitive to technological advances. As a result, technological developments by competitors can cause our products to be less desirable to customers, or even to become obsolete. Those developments could cause our customer orders and net sales to decline.

Our competitors’ marketing and pricing strategies could make their products more attractive than ours. This could cause reductions in customer orders or company profits.

We operate in highly competitive technology markets, and some of our competitors have substantially greater resources and facilities than we do. As a result, our competition may be able to pursue aggressive marketing strategies, such as significant price discounting. These competitive activities could cause our customers to purchase our competitors’ products rather than ours, or cause us to increase marketing expenditures or reduce prices, in any such case, causing a reduction of net sales and earnings below expected levels.

Our transitions to new product offerings can be costly and disruptive, and could adversely affect our net sales or profitability.

Because our businesses involve constant efforts to improve existing technology, we regularly introduce new generations of products. During these transitions, customers may reduce purchases of older equipment more rapidly than we expect, or may choose not to migrate to our new products, which could result in lower net sales and excessive inventories. In addition, product transitions create uncertainty about both production costs and customer acceptance. These potential problems are generally more severe if our product introduction schedule is delayed by technical development issues. These problems could cause our net sales or profitability to be less than expected.

Our products may inadvertently infringe third party patents, which could create substantial liability to our customers or the third-party patent owners.

As we regularly develop and introduce new technology, we face risks that our new products or manufacturing techniques may infringe valid patents held or currently being processed by others. The earliest that the U.S. Patent Office publishes patents is 18 months after their initial filing, and exceptions exist so that some applications are not published before they issue as patents. Thus, we may be unaware of a pending patent until well after we have introduced an infringing product. In addition, questions of whether a particular product infringes a particular patent can involve significant uncertainty. As a result of these factors, third-party patents may require us to redesign our products and to incur both added expense and delays that interfere with marketing plans. We may also be required to make significant expenditures from time to time to defend or pay damages or royalties on infringement claims, or to respond to customer indemnification claims relating to third-party patents. Such costs could reduce our earnings.

We may not be successful in protecting our intellectual property.

Our unique intellectual property is a critical resource in our efforts to produce and market technically advanced products. We primarily seek to protect our intellectual property, including product designs and manufacturing processes, through patents and as trade secrets. If we are unable to obtain enforceable patents on certain technologies, or if information we protect as trade secrets becomes known to our competitors, then competitors may be able to copy or otherwise appropriate our technology, we would lose competitive advantages, and our net sales and operating income could decline. In any event, litigation to enforce our intellectual property rights could result in substantial costs and diversion of resources that could have a material adverse effect on our operations regardless of the outcome of the litigation. We may also enter into transactions in countries where intellectual property laws are not well developed and legal protection of our rights may be ineffective.

Our success depends on our ability to attract and retain a highly skilled workforce.

Because our products and programs are technically sophisticated, we must attract and retain employees with advanced technical and program-management skills. Many of our senior management personnel also possess advanced knowledge of the business in which we operate and are otherwise important to our success. Other employers also often recruit persons with these skills, both generally and in focused engineering fields. If we are unable to attract and retain skilled employees and senior management, our performance obligations to our customers could be affected and our net sales could decline.

We depend on highly skilled suppliers, who may become unavailable or fail to achieve desired levels of technical performance.

In addition to our requirements for basic materials and electronic components, our advanced technological products often require sophisticated subsystems supplied, manufactured,  or cooperatively developed by third parties. To meet those requirements, our suppliers must have specialized expertise, production skills and economies of scale, and in some cases there are only a limited number of qualified potential suppliers. Our ability to perform according to contract requirements, or to introduce new products on the desired schedule, can be heavily dependent on our ability to identify and engage appropriate suppliers, and on the effectiveness of those suppliers in meeting our development and delivery objectives. If these highly skilled suppliers are unavailable when needed, or fail to perform as expected, our ability to meet our performance obligations to our customers could be affected and our net sales and earnings could decline.

Changes in regulations that limit the availability of radio frequency licenses or otherwise result in increased expenses could cause our net sales or earnings to decline.

Many of our products are incorporated into wireless communications systems that are regulated in the U.S. by the Federal Communications Commission and internationally by other government agencies. Changes in government regulations could reduce the growth potential of our markets by limiting either the access to or availability of frequency spectrum. In addition, other changes in government regulations could make the competitive environment more difficult by increasing costs or inhibiting our customers’ efforts to develop or introduce new technologies and products. Also, changes in government regulations could substantially increase the difficulty and cost of compliance with government regulations for both our customers and us. All of these factors could result in reductions in our net sales and earnings.

While the Company has not yet generated international revenue, several factors outside of our control could effect anticipated earnings.

Unfavorable currency exchange rate movements can adversely affect the marketability of our products by increasing the local-currency cost. In addition to these economic factors directly related to our markets, there are risks and uncertainties inherent in doing business internationally that could have an adverse effect on us, such as potential adverse effects of political instability or changes in governments, changes in foreign income tax laws, and restrictions on funds transfers by us or our customers, as well as of unfavorable changes in laws and regulations governing a broad range of business concerns, including proprietary rights, legal liability, and employee relations. All of these factors could cause significant harm to our net sales or earnings.

Our net sales in certain markets depend on the availability and performance of other companies with which we have marketing relationships.

With respect to all of our products and applications, we seek to develop marketing relationships with other companies that have superior direct customer access from advantages such as specialized software and established customer service systems.  In other markets, a major element of our distribution channels is a network of value-added retailers and independent distributors. In foreign markets for many of our products, we are often dependent on successful working relationships with local distributors and other business personnel. If we are unable to identify and structure effective relationships with other companies that are able to market our products, our net sales could fail to grow in the ways we expect.

Potential customer orders in backlog may not result in sales.

Our potential order backlog may represent firm orders for products and services. However, our customers may cancel or defer orders for products and services, in most cases without penalty. Cancellation or deferral of an order typically involves penalties and termination charges for costs incurred to date, but these termination penalties would still be considerably less than what we would have expected to earn if the order could have been completed. We make management decisions based on our backlog, including hiring of personnel, purchasing of materials, and other matters that may increase our production capabilities and costs whether or not the backlog is converted into revenue. Cancellations, delays or reductions of orders could adversely affect our results of operations and financial condition.

We are exposed to the credit risk of some of our customers and to credit exposures in weakened markets, which could cause our earnings to decline.

Most of our sales are on an open credit basis, with typical payment terms of up to 60 days in the United States and, because of local customs or conditions, longer in some markets outside the United States. Certain of our customers may experience credit problems, up to and including bankruptcy.  Future losses, if incurred, could harm our business and have an adverse effect on our operating results and financial condition. Additionally, to the degree that the recent turmoil in the credit markets makes it more difficult for some customers to obtain financing, our customers’ ability to pay could be adversely impacted, which in turn could have an adverse impact on our business, operating results, and financial condition.

Our products typically carry warranties, and the costs to us to repair or replace defective products could exceed the amounts we have experienced historically.

Most of our products carry warranties. However, we have some products with longer warranty periods, and we depend on our reputation for reliability and customer service in our competition for sales. If our products are returned for repair or replacement under warranty or otherwise under circumstances in which we assume responsibility, particularly if at a higher rate than we expect based on historical experience, we can incur significant costs that may be in excess of the allowances that we have established based on our historical warranty cost levels, which would reduce our earnings.

Changes in our consolidated effective income tax rate and the related effect on our results can be difficult to predict.

We expect to earn taxable income in various tax jurisdictions around the world. The rate of income tax that we pay in each jurisdiction can vary significantly, due to differing income tax rates and benefits that may be available in some jurisdictions and not in others.

We may not effectively manage possible future growth, which could result in reduced earnings.

We have recently launched our product, and demand for our product has been difficult to predict.  Growth patterns place significant demands on both our management personnel and our management systems for information, planning and control. If we are to achieve strong growth on a profitable basis, our management must identify and exploit potential market opportunities for our products and technologies, while continuing to manage our current businesses effectively. Furthermore, our management systems must support the changes to our operations resulting from our business growth. If our management and management systems fail to meet these challenges, our business and prospects will be adversely affected.

Risks Related to our Common Stock

In addition to risks and uncertainties related to our operations, there are investment risks that could adversely affect the return to an investor in our common stock and could adversely affect our ability to raise capital for financing future operations.
Our quarterly results are difficult to predict. If our quarterly performance results fall short of market expectations, the market value of our shares is likely to decline.

The quarterly net sales and earnings contributions of some of our markets are heavily dependent on customer orders or product shipments in the final weeks or days of the quarter. Due to some of the risks related to our business discussed above, it can be difficult for us to predict the timing of receipt of major customer orders, and we are unable to control timing decisions made by our customers. This can create volatility in quarterly results, and hinders our ability to determine before the end of each quarter whether quarterly earnings will meet prevailing expectations. The market price for our shares is likely to be adversely affected by quarterly earnings results that are below analyst and market expectations.

Our share price may fluctuate significantly, and an investor may not be able to sell our shares at a price that would yield a favorable return on investment.

The market price of our stock will fluctuate in the future, and such fluctuations could be substantial. Price fluctuations may occur in response to a variety of factors, including:

●	actual or anticipated operating results,
●
the limited average trading volume and public float for our stock, which means that orders from a relatively few investors can significantly impact the price of our stock, independently of our operating results,

●	announcements of technological innovations, new products or new contracts by us, our customers, our competitors or our customers’ competitors,

●	government regulatory action,
●	developments with respect to wireless and satellite communications, and
●	general market conditions.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the stocks of technology companies, and that have been unrelated to the operating performance of particular companies.

Future sales of our common stock may cause our stock price to decline.

Forty-five percent of our outstanding shares are freely tradable without restriction or further registration, and shares reserved for issuance upon exercise of stock options will also be freely tradable upon issuance and vesting, in each case unless held by affiliates. Sales of substantial amounts of common stock by our shareholders, including those who have acquired a significant number of shares in connection with business acquisitions or private investments, or even the potential for such sales, may depress the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Provisions in our governing documents and law could prevent or delay a change of control not supported by our Board of Directors.

Our shareholder rights plan and provisions of our amended and restated articles of incorporation and amended bylaws could make it more difficult for a third party to acquire us. These documents include provisions that:

●
authorize the issuance of up to 100,000,000 shares of “blank check” preferred stock by our Board of Directors without shareholder approval, which stock could have terms that could discourage or thwart a takeover attempt;

●	limit who may call a special meeting of shareholders; and
●	establish advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at shareholder meetings.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may", "will", "should", "plans", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology.  Moreover, statements regarding our projections, anticipated business plans, potential revenues, business strategic plans, and other related statements may contain or constitute forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 5 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Information about the Company section beginning on page 18, the Management's Discussion and Analysis or Plan of Operation section beginning on page 31, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements.  Except as required by applicable law, including the securities laws of the United States, we disclaim any intention or obligation to update any forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

Use of Proceeds

All of the shares of common stock issued in the various private transactions and in connection with exercises of the warrants, if and when sold, are being offered and sold by the Selling Shareholders or their  pledgees, donnees, transferees, or other successors in interest. We will not receive any proceeds from those sales.  Any proceeds we receive from exercise of the options or warrants will be used for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

The Selling Shareholders may sell our common stock at prices then prevailing or related to the then-current market price, or at negotiated prices.  The offering price may have no relationship to any established criteria or value, such as book value or earnings per share.  Additionally, because we have not generated any profits for several years, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets we own.  No valuation or appraisal has been prepared for our business or possible business expansion.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

Selling Shareholders

The Selling Shareholders under this prospectus and the registration statement of which it is a part received or will receive their shares in the following transactions:

Unit Offering

In December 2009 and January 2010, the Company conducted a private placement of units (the “Units”).  Each Unit consisted of 16,667 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase up to an additional 16,667 shares of Common Stock, with an exercise price of $0.20 per share.  The Common Stock price per share was $0.06.

Eleven of the Selling Shareholders represented and warranted that they were “accredited investors” as that term is defined in Regulation D, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  Two of the Selling Shareholders represented that they each were not a “U.S. Person” as that term is defined in Regulation S, promulgated pursuant to the Securities Act.

The Warrants issued in connection with the Unit Offering have expiration dates ranging from April 1, 2012, to December 31, 2012.  The Exercise Price of the Warrants is $0.20 per share.  The Warrants may be exercised in whole or in part.

The thirteen Selling Shareholders are as follows:

Laverne Assets Group Corp. - John Boschert, President
Maple Rock Limited - Howard Johnson, President
Belfast Financial SA - Richard Donaldson
Popix Associated Corp. - Jose E. Silva, Dianeth M. De Ospino
Robert Krahn
Michael Lacoe
Homur Investment Company LLC - Frits Hoebink
Thomas M. Curry
Hyperlink Media LLC - Guillermo Mendoza
Panamerican Capital Group Inc. – Frederico Rodriguez
David J. Morfey
Laura Vekic
Gregory L. Nelson

(Where the Selling Shareholder is an entity, the individuals with authority to vote or transfer the shares are named.)

As noted, this Prospectus, and the Registration Statement of which is a part, covers the resale by the selling shareholders of the shares of Common Stock, as well as shares underlying the Warrants, purchased in the Unit Offering.  The Selling Shareholders will receive all proceeds of the sales of the Shares covered by this Prospectus, and the Company will receive none of the proceeds.  The Company will, however, receive any payments of the exercise price in connection with the exercises of any of the Warrants issued in the Unit Offering.

The Unit Offering was made without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

This prospectus and the registration statement of which it is a part covers the resale of up to 40,033,794 shares of our common stock issued or issuable to the Selling Shareholders as described above. The following information is not determinative of the Selling Shareholder’s beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Name of Selling Shareholder	Shares of Common Stock Owned by Selling Shareholder Prior to Offering	Shares of Common Stock Issuable to Selling Shareholder Upon Exercise of Warrants	Total Shares Issued or Issuable to Selling Shareholder	Percentage of Common Stock Issuable to Selling Shareholder (1)	Number of Shares of Common Stock Registered Hereunder	Number of Shares of Common Stock Owned After Offering (2)	Percentage of Common Stock Beneficially Owned After the Offering (2)
Laverne Assets Group Corp.	1,833,370	1,833,370	3,666,740	2.27%(3)	3,666,740	0 (2)	0% (2)
Maple Rock Limited	1,750,035	1,750,035	3,500,070	2.17%(3)	3,500,070	0 (2)	0% (2)
Belfast Financial SA	1,833,370	1,833,370	3,666,740	2.27%(3)	3,666,740	0 (2)	0% (2)
Popix Associated Corp.	916,685	916,685	1,833,370	1.14%(3)	1,833,370	0 (2)	0% (2)
Robert Krahn	300,006	300,006	600,012	0.38%(3)	600,012	0 (2)	0% (2)
Michael Lacoe	166,670	166,670	333,340	0.21%(3)	333,340	0 (2)	0% (2)
Homur Investment Company LLC	333,340	333,340	666,680	0.21%(3)	666,680	0 (2)	0% (2)
Thomas M. Curry	83,335	83,335	166,670	0.10%(3)	166,670	0 (2)	0% (2)
Hyperlink Media LLC	4,166,750	0	4,166,750	2.58%(3)	4,166,750	0 (2)	0% (2)
Panamerican Capital Group Inc.	0	4,166,750	4,166,750	2.51%(3)	4,166,750	0 (2)	0% (2)
David J. Morfey	7,500,000	7,500,000	15,000,000	8.98%(3)	15,000,000	0 (2)	0% (2)
Laura Vekic	1,000,000	1,000,000	2,000,000	1.25%(3)	2,000,000	0 (2)	0% (2)
Gregory L. Nelson	133,336	133,336	266,672	0.17%(3)	266,672	0 (2)	0% (2)
_____________________

(1)
The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of our Common Stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

(2)
Assumes a hypothetical exercise of all of the Warrants acquired in the Unit Offering by the Selling Shareholder and the sale by the Selling Shareholder of the shares of Common Stock acquired in the Unit Offering and upon exercise of the Warrants in connection with that hypothetical exercise.  There is no assurance that the Selling Shareholder will sell any or all of the shares offered hereby.  This number and percentage may change based on the Selling Shareholder’s decision to sell or hold the Shares.

(3)	The percentage given assumes the full exercise of the warrants listed. There can be no guarantee as to whether or when the Selling Shareholder will exercise all or any of the warrants listed.

PLAN OF DISTRIBUTION

Plan of Distribution

The Selling Shareholders, their pledgees, donees, transferees or other successors in interest, may from time to time sell the shares of our Common Stock directly to purchasers or indirectly to or through underwriters, broker-dealers or agents. The Selling Shareholders may sell all or part of their shares in one or more transactions at fixed prices, varying prices, prices at or related to the then-current market price or at negotiated prices. The Selling Shareholders will determine the specific offering price of the Shares from time to time that, at that time, may be higher or lower than the market price of our Common Stock quoted on the OTC Bulletin Board.

The Selling Shareholders and any underwriters, broker-dealers or agents participating in the distribution of the Shares of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Shareholder and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

The method by which the Selling Shareholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their Shares may include, but are not limited to, the following:

●
sales on the over-the-counter market, or other securities exchange on which the Common Stock is listed at the time of sale, at prices and terms then prevailing or at prices related to the then-current market price;

●	sales in privately negotiated transactions;
●	sales for their own account pursuant to this prospectus;
●	through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales;
●	cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal in order to facilitate the transaction;
●	purchases by broker-dealers who then resell the shares for their own account;
●	brokerage transactions in which a broker solicits purchasers;
●	any combination of these methods of sale; and
●	any other method permitted pursuant to applicable law.

Any Shares of Common Stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The Shares of our Common Stock may be sold in some states only through registered or licensed brokers or dealers.  In addition, in some states, the shares of our Common Stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholder and any underwriter, broker-dealer or agent regarding the sale of Shares of our Common Stock by the Selling Shareholders.

The Selling Shareholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders. We will pay all expenses of preparing and reproducing this prospectus, including expenses of compliance with state securities laws and filing fees with the SEC.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of securities may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the securities for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Shareholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the securities by Selling Shareholders. The foregoing may affect the marketability of the securities offered hereby.

A Selling Shareholder may be deemed to be an “underwriter” as such term is defined in the Securities Act, and any commissions paid or discounts or concessions allowed to any such person and any profits received on resale of the securities offered hereby may be deemed to be underwriting compensation under the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “CYNX.OB.”

DESCRIPTION OF SECURITIES

Description of Common Stock

The Company has authorized 400,000,000 shares of common stock, no par value, and 100,000,000 preferred stock, no par value. Each holder of common stock has one vote per share on all matters voted upon by the shareholders. Such voting rights are non-cumulative so that shareholders holding more than 50% of the outstanding shares of common stock are able to elect all members of the Board of Directors. There are no preemptive rights or other rights of subscription.

Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the Company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

Description of Preferred Stock

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, none of which is currently designated, issued or outstanding.  Our board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Market Information

The Company’s common stock, par value $0.001 per share, is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "CYNX." The following table sets forth, for each quarter within the last two fiscal years, the reported high and low bid quotations for the Company’s common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

QUARTER	HIGH ($)	LOW ($)
1st Quarter 2008	$0.23	$0.12
2nd Quarter 2008	$0.35	$0.18
3rd Quarter 2008	$0.28	$0.18
4th Quarter 2008	$0.26	$0.12
1st Quarter 2009	$0.22	$0.15
2nd Quarter 2009	$0.17	$0.09
3rd Quarter 2009	$0.33	$0.09
4th Quarter 2009	$0.27	$0.17

Holders

As of January 12, 2010, there were approximately 177 shareholders of record of our common stock based upon the shareholder list provided by our transfer agent. Our transfer agent is Signature Stock Transfer located at 2632 Coachlight Court, Plano, Texas 75093, and their telephone number is (972) 612-4120.

Dividends

We have not declared any dividends on our common stock since our inception. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the Nevada Revised Statutes (the “NRS”), does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)
except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

INFORMATION ABOUT THE COMPANY

Corporate Background

CelLynx Group, Inc. (“CelLynx” or the “Company”) was originally incorporated under the laws of the State of Minnesota on April 1, 1998, under the name “Cool Can Technologies, Inc.” Effective July 12, 2004, the Company merged (the “Merger”) with NorPac Technologies, Inc., its wholly owned subsidiary (“Nevada Sub”), for the purpose of reincorporating the Company in Nevada. The Merger was completed effective July 12, 2004, with Nevada Sub as the surviving corporation. Upon completion of the Merger, the Company’s name was changed to NorPac Technologies, Inc. (“NorPac”).

The Company had originally been in the business of developing and marketing a proprietary technology for self-chilling beverage containers (the “Cool Can Technology”). However, the Company’s patents for the Cool Can Technology expired, and, as a result, the Company’s management decided to abandon the development of the Cool Can Technology and seek alternative business opportunities. To that end, as more fully explained below, on July 24, 2008, the Company closed a transaction with shareholders of CelLynx, Inc., a California corporation ("CelLynx-California"), by which it newly issued shares to the CelLynx-California shareholders in exchange for all outstanding shares of CelLynx-California. Through this transaction, the Company acquired a cellular amplifier business as its wholly owned subsidiary. This transaction has been considered a "reverse take-over" for accounting purposes.

Effective August 5, 2008, the Company changed its name to CelLynx Group, Inc. by merging another wholly owned subsidiary, CelLynx Group, Inc., a Nevada corporation, into the Company and assuming the subsidiary’s name.  On October 27, 2008, the CelLynx’s Board of Directors approved a change of the Company’s fiscal year.  CelLynx’s new fiscal year will begin on October 1 and end on September 30 of each year, and the change was applicable with the year ending September 30, 2008.  The Company previously had a June 30 fiscal year end.  The September 30 fiscal year end is also the fiscal year end of CelLynx-California.

The Reverse Take-Over

On July 24, 2008, the Company closed a reverse take-over transaction by which it acquired a cellular amplifier business pursuant to a Share Exchange Agreement, as amended  (the “Exchange Agreement”), by and among the Company, CelLynx, Inc., a California corporation (“ CelLynx-California ”), and twenty-three (23) CelLynx-California shareholders who, immediately prior to the closing of the transactions contemplated by the Exchange Agreement, collectively held 100% of CelLynx-California’s issued and outstanding shares of capital stock (the “CelLynx Owners”).

Prior to the closing, on July 23, 2008, the Company entered into a Regulation S Subscription Agreement (the “Subscription Agreement”) pursuant to which the Company agreed to issue and sell 10,500,000 shares of its common stock and warrants to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to non-U.S. persons (the “Investors”) for an aggregate purchase price of $1,575,000 (the “Financing”).

Prior to the closing, on July 22, 2008, CelLynx-California entered into a Master Global Marketing and Distribution Agreement (the “Distribution Agreement”) with Dollardex Group Corp., a company organized under the laws of Panama (“Dollardex”), whereby Dollardex shall act as CelLynx-California’s exclusive distributor of CelLynx-California’s products and related accessories in the following regions: Canada, South America, Europe, Middle East, China, India, Australia, Africa and South East Asia.

Immediately following the closing, on July 24, 2008, two of the new officers and directors, one of the new employees and one of the new non-officer directors of the Company entered into a Lock-Up Agreement (the “Lock-Up Agreement”) whereby they agreed not to transfer their Company shares for a period of 24 months following the closing of the reverse take-over transaction.

As a result of the closing of the reverse take-over transaction, the CelLynx Owners became our controlling shareholders, CelLynx-California became our wholly-owned subsidiary, and CelLynx-California’s business became our business.

The following is a brief description of the terms and conditions of the Exchange Agreement, Subscription Agreement and Distribution Agreement, and the transactions contemplated thereunder that are material to the Company.

Share Exchange

Under the Exchange Agreement, the Company was to acquire all of the equity interests of CelLynx-California in exchange for issuing restricted common stock to the CelLynx Owners in an aggregate amount equal to approximately 70% of the total issued and outstanding shares of common stock immediately after the closing of the reverse take-over, taking into account certain derivative shares held by certain CelLynx Owners and a CelLynx-California noteholder, but exclusive of the shares issued in the Financing and to certain CelLynx-California investors.   As a result, the CelLynx Owners were to receive 77,970,956 shares of the Company’s common stock in exchange for 100% of CelLynx’s common stock.   However, the Company had only 41,402,110 authorized, unissued and unreserved shares of common stock available, after taking into account the shares of common stock issued and reserved in the Financing described below.  Pursuant to the Exchange Agreement, in the event that there were an insufficient number of authorized but unissued and unreserved common stock to complete the transaction, the Company was to issue all of the available authorized but unissued and unreserved common stock to the CelLynx Owners in a pro rata manner and then establish a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and issue that number of shares of Series A Preferred Stock such that the common stock underlying the Series A Preferred Stock plus the common stock actually issued to the CelLynx Owners would equal the total number of shares of common stock due to the CelLynx Owners under the Exchange Agreement.  As a result, the Company issued to the CelLynx Owners an aggregate of 32,454,922 shares of common stock and 45,516,034 shares of Series A Preferred Stock.  The Series A Preferred Stock automatically converts into common stock on a one-to-one ratio upon the authorized capital stock of the Company being increased to include not less than 150,000,000 shares of common stock.

On September 22, 2008, shareholders owning in the aggregate 26,441,554 shares of the Company’s common stock and 40,411,544 shares of the Company’s Series A Preferred Stock, outstanding as of September 10, 2008 (the “Record Date”), consented in writing to amend the Company’s articles of incorporation to increase the number of shares of the Company’s authorized common stock from 100,000,000 to 400,000,000.  On October 8, 2008, the Company filed and mailed a Definitive Information Statement notifying its shareholders of this action and on November 7, 2008, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to increase the number of authorized shares common stock of the Company from 100,000,000 to 400,000,000.  As a result of filing the Amendment, the 45,516,034 shares of Series A Preferred Stock were automatically converted into 45,516,034 shares of common stock.

The Exchange Agreement also provided that all options, warrants and convertible notes to purchase or acquire shares of CelLynx-California be converted into options, warrants or convertible notes to purchase or acquire shares of the Company in the same proportion at which the CelLynx-California shares were converted into Company shares (the “Conversion Ratio”) under the Exchange Agreement.  The exercise or conversion price for such options, warrants or convertible notes shall be the exercise price or conversion price of the CelLynx-California options, warrants or convertible notes divided by the Conversion Ratio.  As a result, 750,000 CelLynx-California options with an exercise price of $0.018 per share were converted into 943,447 Company options with an exercise price of $0.014 per share; 375,000 CelLynx-California options with an exercise price of $0.02 per share were converted into 471,723 Company options with an exercise price of $0.016 per share; 23,394,133 CelLynx-California options with an exercise price of $0.09 per share were converted into 29,428,166 Company options at an exercise price of approximately $0.0715 per share; 18,330,544 CelLynx-California options with an exercise price of $0.099 per share were converted into 23,058,527 Company options with an exercise price of approximately $0.0787 per share, and, with the exception of the Palomar Note described below, $40,000 of CelLynx-California convertible notes with a conversion price of $0.01 per share were converted into $40,000 of Company convertible notes with a conversion price of approximately $0.0079 per share, and $20,000 of CelLynx-California convertible notes with a conversion price of $0.10 per share were converted into $20,000 of Company convertible notes with a conversion price of approximately $0.0795 per share.  There were no CelLynx-California warrants issued and outstanding at the time of the closing of the Exchange Agreement.

In connection with the reverse take-over transaction, Palomar Ventures III, L.P. (“Palomar”), holder of a certain amended and restated convertible promissory note dated November 10, 2007 (the “Palomar Note”) executed by CelLynx-California in the principal amount of $262,356.16, is entitled to convert the Palomar Note into that number of shares of common stock of CelLynx-California such that immediately following the closing of the reverse take-over transaction, the Palomar Note would be convertible into 4.8% of the issued and outstanding common stock of the Company, exclusive of unvested options.  As a result, the Palomar Note is convertible into 6,340,029 shares of the Company's common stock.

As a condition to closing the Exchange Agreement, John P. Thornton resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and the following officers were appointed:

●	Daniel R. Ash, President, Chief Executive Officer, Chief Operating Officer and Secretary;
●	Kevin Pickard, Chief Financial Officer and Treasurer, and
●	Tareq Risheq, Chief Strategy Officer.

In addition, Mr. Thornton agreed to resign as a director of the Company and Mr. Ash, Mr. Risheq, Norman W. Collins, and Robert J. Legendre were appointed directors of the Company.  Mr. Ash’s appointment was effective immediately.  The appointment of the other directors became effective on August 14, 2008, upon the Company’s compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended, and Rule 14(f)-1 thereunder.

On November 17, 2008, the Board of Directors of the Company appointed Mr. Legendre Executive Chairman of the Board to assist the Company’s Chief Executive Officer with strategy and execution of the Company’s manufacturing and supply chain operations, corporate development, capital markets and investor relations.  Mr. Legendre subsequently resigned on May 4, 2009.

On December 12, 2008, Mr. Risheq resigned as the Company’s Chief Strategy Officer but remains a director.

$1,575,000 Financing

Under the Subscription Agreement, the Company issued 10,500,000 shares of its common stock and warrants (the “Warrants”) to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to the Investors for an aggregate purchase price of $1,575,000, or $0.15 per share, payable in cash and through the cancellation of debt.  The proceeds from the Financing were allocated as follows: $100,000 to pay current obligations of NorPac, $225,000 as cancellation of current debt of NorPac and the remaining $1,250,000 for working capital.  The Warrants expire on July 22, 2010 except in the event that at any time CelLynx has manufactured 25 or more of its mobile or home repeater units, then the Company may, at its option, accelerate the expiry of the Warrants by giving notice (“Notice of Acceleration”) to the holder thereof.  If the holder does not exercise the Warrant within 30 days of the giving of the Notice of Acceleration, the Warrants will expire and the holder will have no further rights to acquire any shares of the Company under the Warrants.

Dollardex Distribution Agreement

Under the Distribution Agreement, Dollardex shall act as CelLynx’s exclusive distributor of the CelLynx’s 5BARz™ products and related accessories (the “Products”) in the following nine regions: Canada, South America, Europe, Middle East, China, India, Australia, Africa, and South East Asia (the “Territory”).  The Distribution Agreement supersedes a prior Joint Venture Agreement, as amended, dated January 3, 2008 entered into between the parties.

In accordance with the terms of the Distribution Agreement, Dollardex will sell and distribute the Products directly to resellers (whether wholesales or retailers) or end users of the Products in the Territory as well as sell and distribute the Products to its agents in the Territory (the “Dealers”).  The Dealers will be located and appointed by Dollardex but their appointment will be subject to CelLynx’s approval.

In accordance with the terms of the Distribution Agreement, CelLynx also granted Dollardex an exclusive non-transferrable license to use the tradenames, trademark, logos, and designations in or associated with the Products during the term of the Distribution Agreement in connection with the promotion and distribution of the Products in the Territory. The Distribution Agreement is otherwise subject to customary intellectual property protections, including, without limitation, all of the processes, know-how, and related material proprietary of CelLynx to manufacture the Products.

The term of the Distribution Agreement is perpetual though the Distribution Agreement may be terminated, in the event of, among other events, a material breach, upon a change of control of Dollardex, or by mutual agreement of the parties.  The Distribution Agreement further provides that CelLynx shall have the exclusive right of first refusal to acquire Dollardex in the event that Dollardex considers such transaction. In addition, effective December 31, 2011, CelLynx shall have the option to acquire Dollardex in accordance with a certain appraisal method as further described in the Distribution Agreement.

In accordance with the terms of the Distribution Agreement, CelLynx and Dollardex, prior to Dollardex entering into a contractual relationship with a Dealer or commencing distribution of the Product in a given Territory, will develop a business plan for deployment of the distribution and marketing of the Products in the specific Territory.  CelLynx will have approval rights over the business plan and Dollardex is obligated to conduct business and ensure that Dealers conduct their business substantially in accordance with the terms of the business plan.

As consideration for the rights granted under the Distribution Agreement, Dollardex will provide funding to the Company as follows: (i) $1,000,000 due and payable after the pilot production run for the first commercial Product is completed (the “Initial Roll Out”); (ii) $4,000,000 due and payable 90 days from the commencement of the Initial Roll Out; and (iii) $5,000,000 due and payable 180 days from the commencement of the Initial Roll Out.  In addition, the parties agreed that the Company will sell products to Dollardex at 10% over cost of goods sold and Dollardex will pay the Company 50.1% of its Net Earning (as defined in the Distribution Agreement) on a quarterly basis with payments to be made within 45 days following the end of each quarter.  The Company has not received any payment under the agreement and we are currently re-negotiating the agreement with Dollardex.

Lock-Up Agreement

Under the Lock-Up Agreement, Robert J. Legendre, Executive Chairman of the Board of Directors of the Company,  Daniel R. Ash, Chief Executive Officer and a director of the Company, Tareq Risheq, Chief Strategy Officer and a director of the Company, and Anthony DeMarco, a senior employee of the Company, agreed not to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting trust or otherwise), or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, without express prior written consent of the Company, any common stock or options to purchase common stock of the Company for a period of 24 months.

FY 2009 Events

On November 7, 2008, CelLynx filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada after shareholders approved a proposal to increase the number of authorized shares of common stock of the Company from 100,000,000 to 400,000,000 by written consent in lieu of a special meeting of shareholders.  As a result of filing the Amendment, 45,516,034 shares of the Company’s Series A Preferred Stock automatically converted into 45,516,034 shares of the Company’s common stock.  The Company now has 126,068,846 shares of common stock and no shares of Series A Preferred Stock issued and outstanding.

On November 17, 2008, CelLynx’s Board of Directors appointed Robert J. Legendre Executive Chairman of the Board to assist the Company’s Chief Executive Officer with strategy and execution of the Company’s manufacturing and supply chain operations, corporate development, capital markets and investor relations.

On November 24, 2008, CelLynx announced that it had successfully reached a key commercialization milestone with its manufacturing of the newly enhanced 5BARz™ Universal Unit.  Initially envisioned as a plug-and-play mobile unit to be used in vehicles, this product has also proven highly effective for single-room coverage in a home or office.  Accordingly, CelLynx plans to introduce the Universal Unit with a 110 volt power cord for indoor use, as well as with an accessory portable battery pack that can be used virtually anywhere a weak cellular signal exists.  The Universal Unit contrasts with CelLynx’s 5BARz™ SOHO stationary table top unit which is designed to cover a 2,000 square foot home or office space.

On December 12, 2008, Tareq Risheq resigned as CelLynx’s Chief Strategy Officer.   There were no disagreements between Mr. Risheq and CelLynx regarding any matter relating to CelLynx’s operations, policies, practices or otherwise.  Mr. Risheq remains a director of CelLynx.

Recent Events

Ingram Micro Agreement

In November 2009, we signed an agreement with Ingram Micro Inc. to distribute the line of mobile phone boosters.  This agreement accelerates CelLynx Group’s go-to-market channel strategy and expands the reach of its product distribution to include all 50 states, D.C., U.S. Territories & Possessions, as well as Military Bases and U.S. embassies abroad.  Ingram Micro Inc. is the world’s largest technology distributor and a leading technology sales, marketing and logistics company.  It offers a broad array of solutions and services to more than 170,000 resellers by distributing and marketing hundreds of thousands of IT products worldwide from more than 1,500 vendors.  We expect to distribute our product through online distributors and traditional retailers.

Changes in Directors

On May 4, 2009, Robert Legendre, the Company’s Executive Chairman of the Board resigned as a member of our board of directors to devote his full time to other career responsibilities.  There were no disagreements between Mr. Legendre and any of our officers or directors.

Effective May 8, 2009, the Company’s Board of Directors appointed Donald A. Wright, as Chairman of the Board of Directors of the Company.  Additionally, effective December 19, 2009, the Company’s Board of Directors appointed Dwayne Yaretz as a Director of the Company.  More information is provided about Messrs. Wright and Yaretz below in the section “Directors, Executive Officers, and Corporate Governance.”

Securities Issuance Agreement

On May 4, 2009, the Company entered into a Securities Issuance Agreement, dated as of April 23, 2009 (the "Agreement"), with Dollardex Group Corp., a Panamian corporation (the "Purchaser") and Robert Legendre (“Mr. Legendre”) and Tareq Risheq (“Mr. Risheq”). Pursuant to the Agreement, the Purchaser agreed to invest $278,500 in the Company and would receive 2,785,000 shares of its common stock (“Shares”) and warrants to purchase 2,785,000 Shares at an exercise price of $0.10 per share.  The warrants have a term of 36 months after the issue date of May 5, 2009.

Under the Agreement, we accepted the resignation of Mr. Legendre as Executive Chairman of the Board of Directors of the Company (discussed above).  The Company agreed that all of Mr. Legendre’s options would be immediately cancelled.  As full compensation for his services to the Company to date, he would receive 2,000,000 Shares of common stock.  The Company agreed that all of Mr. Risheq’s options would be immediately cancelled.  As full compensation for his services to the Company to date, he would receive 1,500,000 Shares of common stock.  As discussed above, on December 12, 2008, Mr. Risheq had resigned as the Company’s Chief Strategy Officer but remains a Director of the Company.

Convertible Promissory Note Issued February 19, 2009

On February 19, 2009, the Company issued to an unrelated third party, (1) an unsecured convertible promissory note for an aggregate principal balance of $75,000 with a conversion price of $0.20 per share, and (2) 37,500 shares of the Company’s restricted common stock.  The interest rate on the note is 4.0% per annum and had an original maturity date of March 31, 2009, which was subsequently amended to May 31, 2009.  The Company determined the relative fair value of the convertible promissory note and the stock on the date of issuance.  The fair value of the stock was $4,246 which was recorded as a debt discount and was amortized over the original maturity date and included in financing expenses in the accompanying consolidated financial statements.  As of December 31, 2009, the promissory note was in default for non-payment; however on January 12, 2010, the Company and the note holder agreed to a settlement.  The interest rate was adjusted to 15% retroactive to the issuance date, and the principal and accrued interest for one year would be settled for a cash payment of $25,000 and 765,625 shares of the Company’s common stock.

Convertible Promissory Note Issued March 3, 2009

On March 3, 2009, the Company issued an unsecured convertible promissory note to an unrelated third party for an aggregate principal balance of $25,000 with a conversion price of $0.20.  The convertible promissory note was due on April 30, 2009, and is non-interest bearing.  However, the note was subsequently amended to extend the due date to May 31, 2009.  As of December 31, 2009, the promissory note was in default for non-payment.  However, on January 12, 2010, the Company and the note holder agreed to settle the principal balance for a cash payment of $12,500 and 156,250 shares of the Company’s common stock.

Stockholder Note Issued February 4, 2009

On February 4, 2009, the Company issued an unsecured convertible promissory note to a related party for an aggregate principal amount of $43,000.  The convertible promissory note has a conversion price of $0.20.  The convertible promissory note was due on March 31, 2009, and was non-interest bearing.  However, the note was subsequently amended to extend the due date to May 31, 2009, and to accrue interest from the inception of the note at a rate of 4.0%.  As of December 31, 2009, the promissory note was in default for non-payment; however on January 5, 2010, the Company and the note holder agreed to a settlement.  The interest rate was adjusted to 15% retroactive to the issuance date, and the principal and accrued interest for one year would be settled for a cash payment of $25,000 and 305,625 shares of the Company’s common stock.

Overview of CelLynx

CelLynx develops and markets the next generation of cell phone boosters (also known as repeaters or amplifiers) for the small office, home office (“SOHO”) and vehicle.  This next generation product, CelLynx 5BARz™, is the first consumer-friendly, single-piece unit that strengthens weak cellular signals to deliver higher quality signals for voice, data and video reception on cell phones being used indoors or in vehicles.   CelLynx plans to develop its products for use in North America, Europe and Asia.  The CelLynx product line is intended to be manufactured by contract manufacturers located in South East Asia.   These manufacturers will allow CelLynx to capitalize on the full advantages of multiple manufacturing locations with a trained and experienced technical work force, state of the art facilities and knowledge of all aspects of supply chain management, operational execution, global logistics and reverse logistics. The marketing and sales functions will be handled in-house incorporating a multi-channel strategy that includes distribution partners, wireless service providers, retail outlets and international joint ventures.

The CelLynx Solution

Most SOHO cellular amplifiers currently on the market require a receiving tower or antenna, usually placed in an attic or on a rooftop, and a transmitting tower or antenna to be placed at least 35 feet from the other antenna with each connected to the amplifier by cable.  CelLynx’s patent pending technology eliminates the need to distance the receiving and transmitting towers, allowing the two towers to be placed directly inside the booster, resulting in a more affordable, one piece unit sometimes referred to as ‘plug ‘n play’, i.e. requiring no installation other than plugging the unit into a power source.

CelLynx has recently completed a prototype of the 5BARz SOHO Unit which delivers 45 decibel (dB) of gain in a Single Band PCS environment providing up to 1,500 square feet of indoor coverage.  This unit measures 6.5 X 7.5 X 2.5 inches, weighs approximately one pound and does not require the installation of antennas or cables in order to function.  In order to optimize marketability, CelLynx is developing an improved model which it expects to operate in a dual band, PCS and Cellular, environment delivering 65 dB of gain thereby allowing for coverage of 2,000 to 3,000 square feet.  This dual band unit would work with all current wireless carriers in the U.S. and Canada except Nextel, which operates on its own frequency. The PCS network is generally used by the older carriers such as AT&T at 850MHz while the newer carriers such as T-Mobile operate on the Cellular network at 1900 MHz.  Management is confident that all of the critical functions required for this dual band unit have been identified and that their engineering team has the capability to accomplish development leading to commercialization.

We believe the CelLynx 5BARz product line, when commercialized, will also offer an advantage over other amplifiers such as the Femtocell architecture being developed by wireless service providers such as AT&T and Verizon.  This Femtocell technology requires a small cellular base station which connects to the service provider’s network via a broadband such as DSL or cable.  As such, Femtocell will be carrier specific and subject to a monthly subscription fee.  CelLynx products, on the other hand, will be compatible with all wireless carriers in the U.S. and Canada (except Nextel), and will not require a broadband internet connection and will not entail a monthly service fee.

CelLynx has also developed a mobile 5BARz Universal Unit designed primarily for use in vehicles, or for single-room coverage in the home or office.  In November, 2008, the Company announced it had manufactured 25 5BARz Universal Unit production samples, reaching a key commercialization milestone. The 5BARz Universal Unit is an adaptation of the 5BARz SOHO Unit described above.  The unit will produce up to 45 dB of gain offering higher performance than the competition within the interior of a vehicle cabin or single room, while minimizing the signal degrading effects of cabling.

Initially envisioned as a plug ‘n play mobile unit to be used in vehicles with a 12 volt cigarette lighter power adapter, the 5BARz Universal Unit has also proven highly effective for single-room coverage in a home or office. Accordingly, the Company plans to introduce the 5BARz Universal Unit with a 110 volt power cord for indoor single-room use, as well as with an accessory portable battery pack that can be used virtually anywhere a weak signal exists. Using the 5BARz Universal Unit with Bluetooth® extends the effective coverage range to that of the Bluetooth® signal.

Our first product, The Road Warrior, has passed FCC Certification and in July 2009, we ordered 220 units from our manufacturer in the Philippines.  We used some of the units as demo units and started selling the remainder.  Due to cash flow issues, we recently placed an order for an additional 1,000 units and have received the first 250 units in November 2009.

History and Development of CelLynx

CelLynx assembled a veteran engineering team with extensive cellular radio frequency (RF) experience headquartered in Sacramento, California.  Within eight months, this team, with more than 80 years of combined experience in building RF products, developed working prototypes of an affordable consumer friendly single piece plug ‘n play booster with a minimum of 45dB of gain in both up and down paths. By late 2007, a pre-production prototype had been developed. At that time, CelLynx entered into a merger agreement with NorPac Technologies, Inc., a Nevada corporation trading on the Over The Counter Bulletin Board (OTC BB).

Since the closing of the reverse take-over July 24, 2008, CelLynx has continued the development of the 5BARz product line with both the 5BARz Universal Unit and 5BARz SOHO Unit on similar but separate development tracks. Concurrently, management is focusing on the manufacturing process and implementation of a sales and marketing plan to ensure the delivery of a quality low-cost product into the market place. In 2008, the Company has raised $2 million in equity capital, added executives to its board of directors and management team, and opened a new corporate headquarters in Mission Viejo, California while maintaining its R&D facility in El Dorado Hills, California.

The CelLynx 5BARz™  Product Line

5BARz SOHO Unit

The 5BARz SOHO Unit  (small office, home office) is designed to eliminate cell phone weak spots in an area similar to the size of a single family home (2,000 to 3,000 square feet).  Expected to retail at a competitive price of about $299, the 5BARz SOHO Unit is lightweight, aesthetically pleasing and designed to sit on a table near a window in the direction of the nearest cell tower.  There is an indicator light to determine the best placement.  This product requires no assembly: simply place the unit on a table and plug in the power chord.  Product introduction has  occured in July 2009 for the North American model.  The European and Asian models are expected to be introduced in mid 2010.

5BARz Universal Unit

The 5BARz Universal Unit is designed to eliminate cell phone weak spots primarily while in a vehicle --moving or stationary -- as well as for single-room coverage in home, office or hotel.

For vehicles, simply place the unit on the dashboard and plug in the cigarette lighter power adapter/cradle for handheld cell phone use, or place the cell phone into the cradle for hands-free or Bluetooth® operation. This unit includes a Bluetooth® speaker phone with caller ID.  CelLynx technology is designed to be superior to current vehicle solutions that require complex installation including roof top mounting of the antenna and, in some cases, a direct connection between the cell phone and the roof top antenna.

For single-room home, office, or hotel room coverage, simply place the unit near a window in the building, plug in the powerline and extend the antenna line for handheld cell phone operation. Place the cell phone in the cradle for best hands-free or Bluetooth® performance; use of a Bluetooth® device extends the effective coverage to that of the Bluetooth® range.

The Bluetooth® speaker phone with caller ID will offer the user the convenience of hands free phone conversation while driving, which is mandated by law in many areas including California, the nation’s largest automobile market.  This product is also expected to retail at a competitive price of about $299 and to be introduced in North American in the first half of 2010.  The European and Asian models are expected to be introduced mid-year 2010.

5BARz Product Launch

The 5BARz product launch schedule is coordinated with the marketing plan to first introduce the 5BARz SOHO Unit and 5BARz Universal Unit in the United States and Canada, operating at the Cellular and PCS frequencies (800/1900MHz).  To allow for the marketing of the 5BARz products in Europe and Asia, new models will be subsequently launched that are designed to operate at the ETSI defined frequencies for GSM (900/1800MHz).  The development requirement for the new models is primarily limited to the tuning of the U.S. based units for the change of frequency assignments, including replacement of frequency sensitive components such as band pass filters and antennas.

Industry Overview

Given the nature of the CelLynx product line, CelLynx is within the overall cellular telephone market as well as two sub-segments of that market, i.e. the in-building wireless systems marketplace and the vehicle amplifier marketplace.

The overall cellular telephone marketplace

Statistics from the 3GSM World Congress in Barcelona, Spain this year indicate that the number of worldwide mobile subscribers has surpassed the two billion mark and is predicted to reach three billion by the end of this year and four billion by 2011.  Demand for cellular applications beyond voice, such as video, SMS, email and internet access have created a multi-billion dollar market for accessorial cellular network products such as CelLynx amplifiers. “Certain user segments have an almost insatiable appetite for connectivity and enhanced access to critical productivity applications while at work, at home and on the move,” according to Cliff Raskind, Strategy Analytics’ director of Wireless Strategies.  These early adopters are already driving the market for products that will improve connectivity. Business users are twice as likely to carry a mobile phone as a notebook when away from their desk and are keenly interested in expanding email and internet access to the phone.  This increase in bandwidth demand on the cellular network decreases signal strength and increases the need for CelLynx’s 5BARz☐ products.

In spite of the overall proliferation of cell phones, the carriers themselves are suffering from a high rate of customer defections sometimes referred to as churn.  According to CITA, The Wireless Association, 40% of those customers switching networks are searching for a better signal. Considering that it costs the average carrier almost $400 to acquire a new subscriber, this global churn rate is the most serious problem affecting the cellular industry and CelLynx is directly addressing this problem through improving indoor and vehicle coverage while diminishing interference. It is also noteworthy that according to First Research, a D & B Company providing Industry Intelligence, 85% of the U.S. Wireless industry revenues are generated by the four major wireless companies, AT&T, Verizon, Sprint and T-Mobile. In the U.S. market, CelLynx will concentrate on adapting its products to the frequencies being used by those carriers, in particular the Dual Band 850/1900MHz.  In the International market, CelLynx will focus on the Dual Band 900/1800MHz being used in Europe, Africa, Asia, Australia, New Zealand and most of South America.

CelLynx believes that all of the above market conditions indicate the potential for the success of the CelLynx 5BARz product line within the general cell phone market.  The CelLynx products will seek to attract virtually all cell phone users including those who will come by the product through their cellular and Wi-MAX carriers, enterprise employers, government agencies or military service organizations.

The ‘In Building’ wireless systems marketplace

According to ABI Research, ‘In-building wireless systems, forecasted to exceed $15 billion in revenues in 2013, are a key enabler for delivering on the potential of cellular mobile services.’  Total Telecom,,a leading communications periodical, reports that the role of the traditional office is no longer essential for day-to-day productivity as people increasingly work wherever the technology is available, generally at home if not in the office.  The U.S. Department of Labor reports that over 20 million workers work at home and this does not include those who work out of a home office to conduct personal business or those who work at home to finish uncompleted tasks from their regular employment or use their home office for outside or after hours employment.  More and more workers are adopting the trend toward work-life balance that results in them spending more time at home. These factors reinforce the need for improved signal in the Small Office Home Office.  That need is expected to be met by the CelLynx 5BARz SOHO Unit.

The ‘In-Vehicle’ wireless systems marketplace

Three trends are noteworthy when discussing this sub sector:  the growth of the number of motor vehicles on the road, the trend indicating the increased number of mobile workers and the trend toward legislation requiring hands free cell phone operation while driving.

According to Plunkett Research, Ltd. there were 806 million automobiles and light trucks on the roads of the world in 2007.  That number is expected to increase to one billion by the year 2020. Not so surprisingly, predictions by Analyst House IDC indicate that the number of mobile workers is set to reach one billion by 2011. It is reasonable to assume that as the number of vehicles increase and the number of cell phones increase that the number of drivers using cell phones will also increase.

The National Council of Legislators estimate that 73 % of drivers use their cell phones in the car. That being the case, twenty states and dozens of municipalities have passed legislation requiring hands free cell phone usage while driving. Anticipating the continuation of this legislative trend, the CelLynx vehicular 5BARz Universal Unit is equipped with Bluetooth® for hands free, safe driving.

All of the above trends suggest the need for quality voice, data and media solutions in the mobile environment, and that the market for user friendly boosters such as the CelLynx 5BARz Universal Unit will follow these trends in both growth and application.

Sales and Marketing Strategy

In the US, CelLynx will  deploy a multi-channel sales strategy seeking to include: Distribution Partners such as Celluphone, QDI or Advantage; Stocking Partners such as Tesco, Hutton & Brightstar;   Cellular Carriers such as AT&T & Verizon; Corporate Accounts such as Accenture, IBM, Remax, Roadway & Hertz;  Retail Outlets such as Radio Shack, Comp USA & Best Buy and Web based direct sales.

CelLynx will address the international market place through a Master Global Marketing, Distribution and Service Agreement between CelLynx and Dollardex Group Corp. (“DGC”).  DGC intends to build an international marketing and distribution dealer network through its existing relationships in its licensed territories.

In November 2009, we signed an agreement with Ingram Micro Inc. to distribute the line of mobile phone boosters.  This agreement accelerates CelLynx Group’s go-to-market channel strategy and expands the reach of its product distribution to include all 50 states, the District of Columbia, U.S. Territories and Possessions, as well as Military Bases and U.S. embassies abroad.  Ingram Micro Inc. is the world’s largest technology distributor and a leading technology sales, marketing and logistics company.  It offers a broad array of solutions and services to more than 170,000 resellers by distributing and marketing hundreds of thousands of IT products worldwide from more than 1,500 vendors.  We expect to distribute our product through online distributors and traditional retailers.

Operating and Manufacturing Strategy

CelLynx’s management and engineering teams have extensive experience working with top-tier off shore manufacturers.  In fact, this collective team has successfully launched over 150 complex RF products in the past seven years using off shore manufacturers.

Given their expertise in this area they have become acutely aware of the advantages of partnering with a reputable contract manufacturer (CM).  In this case, CelLynx will immediately leverage manufacturing practices at minimal cost. In fact, the team has identified several CM candidates in Southeast Asia. Once a CM is selected, CelLynx will immediately benefit from multiple manufacturing locations with a trained and experienced technical work force, state of the art facilities and knowledge of all aspects of supply chain management, operational execution, global logistics and reverse logistics.

CelLynx has selected a CM in the Phillippines which produced the first 220 units in coordination with the Company’s engineering team.  The first initial mass production  units were used for UL testing, product demonstrations, and remaining FCC approved units were sold as initial sales..

Competition by Market Segment

The SOHO or residential wireless amplifier competitors; Most of the companies in this industry do not offer plug ‘n play single-unit solutions such as CelLynx.  In fact, companies such as Wilson, Wi-Ex and CellAntenna, offer two-piece, ‘cable connected amplifier-to-antenna’ solutions requiring complex installation enabled only by tech savvy users or professional installers and at considerably higher prices than CelLynx.

The mobile vehicle market competitors; A few companies such as Digital Antenna and Richardson (Call Capture) are focused on the vehicle market and others such as Wilson are entering that market.  Again, however, these vehicle solutions require complex installation including roof top mounting of antenna and, in some cases, a direct connection between the cell phone and the roof top antenna.

The Wireless enterprise solution providers as competitors; While the equipment manufacturers in the enterprise market such as Wilson, EMS Wireless and Radioframe Networks are attempting to enter the SOHO/residential market, their products are engineered for commercial enterprises requiring complex installation and as a result are expensive as compared to the CelLynx solution.

While each of the above competitors has solutions for certain market segments such as large buildings and warehouses, there is no dominant market leader in the SOHO and Vehicle segments of the Market. CelLynx believes that the total indoor and vehicle cell signal amplification market, now exceeding $300 million annually, could experience continued growth through the commercialization of products such as those being offered by CelLynx. As compared to the current products in the marketplace, CelLynx’s key sustainable competitive advantage is in its patent pending technology providing for compact, plug ‘n play, consumer friendly and affordable product lines. An overview of the competition is shown below.
Competitive Matrix	Wi-Ex	CellAntenna	JD TECK	Wilson	CelLynx
	YX500-PCS	CAE50PCS	JD 55-PR	PCS 60dB
Claimed Coverage	2,500 sq. ft	3,000 sq ft	1,200 sq ft	2,500 sq ft	2,500 sq ft
	Open area		Open area
Adaptive/AGC	Yes	No	No	Yes	Yes
Freq./Carrier Specific	No	No	No	No	No
Maximum System Gain	55dB	50dB	55dB	60dB	70dB
Cable Length/Type	35’ RG6	33’ RG6	33’ RG6	Buy separately	None Required
Market	Consumer	Industrial	Industrial	Industrial	Consumer
Distribution	Direct	Direct	Direct	Distributors	Direct
	Master VAR	(Online (3rd Party)	Master VAR	Master VAR	Distributors
	Retail			Online (3rd Party)	Online
Online (3rd Party)
Price (MSRP)	$299.99	$499.99	$395.00	$699.95	$299.00
Installation:	Recommended	Yes	Yes	Yes	None Required
Price	$150.00	>$300	$250	>$300
External Antennae	1	2	2	2	0

Intellectual Property

CelLynx has trademark protection for the brand name “5BARz” and has applied for trademark protection for its sales slogan, “Turning Weak Spots into Sweet Spots.”  CelLynx has the following patent applications pending:

Matter ID	Title	Matter Type	Serial Number	Status
101710.0001 P CT	Cell Phone Signal Booster	Patent – P CT	P CT/US07/060827	Pending
101710.0001 US	Cell Phone Signal Booster	Patent – US	11/625331	Pending
101710.0001 US2	Dual Cancellation Loop Wireless Repeater	Patent – US	12/106468	Pending
101710.0002 PRO	Method to Remotely Enable and Disable the Operation of a Wireless Repeater	Patent – Provisional	61/018765	Pending
101710.0003 PRO	Method to Integrate a Wireless Repeater into the Wireless System for Control and Monitoring	Patent – Provisional	61/018892	Pending
101710.0004 PRO	Method for a Wireless System Home Base Station	Patent – Provisional	61/019097	Pending
101710.0005 PRO	Dual Loop Active and Passive Repeater Antenna Isolation Improvement	Patent – Provisional	61/045662	Pending

The CelLynx Technology

The plug ‘n play aspects of the CelLynx cellular booster demanded complex algorithms and intuitive interfaces. Further complicating the challenge, the booster required a full duplex linear amplifier providing up to 45db of gain in both RX and TX paths and directional antennae with one inch of separation and 70db of isolation between them. It further required an active feed-forward cancellation in both the RX and TX links with real time correction and an active Automatic Gain Control for both links running in sync with the active feed-forward cancellation.  Typically, a repeater simply boosts off the air cell phone signals so operating performance of a repeater can be related to the amount of boost reliability delivered by the repeater.

System gain is the measure of boost in decibels or dB.  The major obstacles to reliable gain in a repeater are isolation and linearity.  Linearity is a function of the amplification in the active portion of the repeater. Generally, the amplifiers in a repeater are designed to operate class A and the usable output power is de-rated from the maximum output power by 10dB or 90% below the saturated output of the amplifier. Isolation is the measure of separation of the input from the output of the repeater.  If the separation is less than the system gain, the result will be similar to the feedback screech heard when a microphone is placed too close to a loud speaker.  In practice, isolation has proven to be the Achilles heel of repeaters because unlike linearity, improvements in isolation have proven to be costly and unmanageable.

Traditionally the low tech approaches to achieving the isolation necessary for adequate repeater performance includes vertical and horizontal spacing of the two antennae, as with a speaker and microphone.  In most cases this horizontal spacing requires approximately ten times the distance of vertical spacing.   CelLynx has used a high tech approach to deal with the real world environment resulting in a superior product delivering high performance. Not only did the team meet the challenge, but in the process they developed a user friendly, affordable unit that is protected by five pending patents.

Government Regulation and Probability of Affecting Business

Our products are subject to Federal Communications Commission (FCC) and Underwriter Laboratories (UL) certifications.  We will submit samples of our products to both agencies according to our product development process.  We do not anticipate any difficulty in obtaining these certifications for our products. The Company has already received FCC approval for the Road Warrior.

In addition, because we plan to market and sell our products in other countries, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines, suspension or revocation of licenses. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.  Although it is impossible to predict with certainty the effect that additional importation and exportation requirements and other regulations may have on future earnings and operations, we are presently unaware of any future regulations that may have a material effect on our financial position, but cannot rule out the possibility.

Compliance with Environmental Laws

CelLynx is not required to comply with any environmental laws that are particular to the cellular amplifier industry.  However, it is Company policy to be environmentally conscience in every aspect of our operations.

Employees

CelLynx has approximately six (6) full-time employees.  In addition, we have hired several consultants to assist with development of our cellular amplifier units.   CelLynx is not affiliated with any union or collective bargaining agreement.   There have been no adverse labor incidents or work stoppages in the history of CelLynx. Management believes that its relationship with its employees is good.

PROPERTIES

We lease office space in Mission Viejo, California at 25910 Acero, Suite 370, Mission Viejo, California 92691.  The facility is our primary operating offices and headquarters.  The facility is approximately 2,120 square feet.  On August 26, 2008, the Company entered into an eighteen-month lease for office space for its Mission Viejo, California, office beginning on October 1, 2008.  The lease requires monthly payments of $4,664.  The Mission Viejo lease term was amended and extended to April 30, 2012 with monthly payments of $3,710 commencing on May 1, 2010, thereafter increasing to $3,816 on May 1, 2011.

We also lease office space in El Dorado Hills, California at 5047 Robert J Mathews Parkway, Suite 400, El Dorado Hills, California 95762. This facility is used for research, development and engineering.  The facility is approximately 1,570 square feet. The lease has a one-year term that expires March 31, 2010 and the monthly base rent is $2,198.

We believe that the foregoing facilities are sufficient for our operational needs.

We do not anticipate investing in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities. We currently have no formal investment policy, and we do not intend to undertake investments in real estate as a part of our normal operations.

LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings, nor have we been involved in any such proceedings that have had or may have a significant effect on the Company. We are not aware of any other material legal proceedings pending against us.

Management’s Discussion and Analysis or Plan of Operation.

FORWARD LOOKING STATEMENTS

The following discussion and analysis of our results of operations and financial condition for the years ended September 30, 2009 and 2008, and subsequent interim periods, should be read in conjunction with our financial statements and the notes to those financial statements that are included in our Annual Report on Form 10-K for the year ended September 30, 2009. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we do not undertake any obligation to update or keep current either (i) any forward-looking statement to reflect events or circumstances arising after the date of such statement, or (ii) the important factors that could cause our future results to differ materially from historical results or trends, results anticipated or planned by us, or which are reflected from time to time in any forward-looking statement.

Overview

On July 24, 2008, we acquired all of the outstanding shares of CelLynx-California in exchange for the issuance by us of 32,454,922 restricted shares of our common stock to the CelLynx Owners, which represented approximately 40.3% of our-issued and outstanding common stock (including the shares issued in the Financing), and 45,516,034 restricted shares of our Preferred Stock, which automatically convert into 45,516,034 shares of our common stock upon the filing of a Certificate of Amendment to the our Articles of Incorporation increasing the number of authorized common stock to at least 150,000,000 shares. As a result of this reverse merger transaction, CelLynx-California became our wholly owned subsidiary, and then we acquired the business and operations of CelLynx-California.

Just prior to the closing of the share exchange transaction, on July 23, 2008, we raised $1,575,000 in a private placement by issuing 10,500,000 shares of our common stock and warrants to purchase 10,500,000 shares of our common stock at an exercise price of $0.20 per share to investors.   See Item 1.01 of our Form 8-K filed on July 30, 2008 for additional details regarding this equity financing.

We are a producer of the next generation of cell phone boosters (also known as repeaters or amplifiers) for the small office, home office (SOHO) and vehicle.  This next generation product line, CelLynx 5BARz™ , uses our patent pending technology to create a single-piece plug ‘n play unit that strengthens weak cellular signals to deliver higher quality signals for voice, data and video reception on cell phones and other cellular devices being used indoors or in vehicles.

Our first product, The Road Warrior, has passed FCC Certification and in July 2009, we ordered 220 units from our manufacturer in the Philippines.  We used 66 of the units as demo units and started selling the remainder.  Due to cash flow issues, we just recently placed an order for an additional 1,000 units and have received the first 250 units in November 2009.

We have recently completed a prototype SOHO Unit which delivers 70 decibel (dB) of gain in a Single Band PCS environment providing up to 2,500 square feet of indoor coverage.  We plan to commercialize this technology, with production and distribution scheduled to begin, in the fourth quarter of 2010. This unit measures 6.5 X 7.5 X 2.5 inches, weighs approximately one pound and does not require the installation of antennas or cables in order to function.  Most SOHO cellular amplifiers currently on the market require a receiving tower or antenna, usually placed in an attic or on a rooftop, and a transmitting tower or antenna to be placed at least 35 feet from the other antenna with each connected to the amplifier by cable.  Our patent pending technology is designed to eliminate the need to distance the receiving and transmitting towers, allowing the two towers to be placed directly inside the amplifier, resulting in a more affordable, one piece unit sometimes referred to as ‘plug ‘n play’, i.e., requiring no installation other than plugging the unit into a power source. In order to optimize marketability, we are developing an improved model which is expected to operate in a dual band, PCS and Cellular, environment delivering 65 dB of gain thereby allowing for coverage of 2,500 to 3,000 square feet.  This dual-band unit would work with all current wireless carriers except Nextel which operates on its own frequency. The PCS network is generally used by the older carriers such as AT&T at 850MHz, while the newer carriers such as T-Mobile operate on the Cellular network at 1900 MHz.  Management is confident that all of the critical functions required for this dual-band unit have been identified and that their engineering team has the capability to complete development leading to commercialization.

Our product line is being manufactured by contract manufacturers located in the Philippines, with whom CelLynx has established manufacturing and supply chain relationships.   These manufacturers allow us to capitalize on the full advantages of multiple manufacturing locations with a trained and experienced technical work force, state-of-the-art facilities and knowledge of all aspects of supply chain management, operational execution, global logistics and reverse logistics. The marketing and sales functions will be handled in house incorporating a multi-channel strategy that includes distribution partners, wireless service providers, retail outlets and international joint ventures.

In November 2009, we signed an agreement with Ingram Micro Inc. to distribute the line of mobile phone boosters.  This agreement accelerates CelLynx Group’s go-to-market channel strategy and expands the reach of its product distribution to include all 50 states, D.C., U.S. Territories & Possessions, as well as Military Bases and U.S. embassies abroad.  Ingram Micro Inc. is the world’s largest technology distributor and a leading technology sales, marketing and logistics company.  It offers a broad array of solutions and services to more than 170,000 resellers by distributing and marketing hundreds of thousands of IT products worldwide from more than 1,500 vendors.  We expect to distribute our product through online distributors and traditional retailers.

Results of Operations

Comparison of the Years Ended September 30, 2009 and 2008
	Year ended September 30
	2009	2008	$ Change	% Change
REVENUE	$10,373	$-	10,373	100.0%

COST OF REVENUE	7,554	-	7,554	100.0%

GROSS PROFIT	2,819	-	2,819	100.0%

OPERATING EXPENSES	3,635,153	4,706,037	(1,070,884)	-22.8%

OTHER INCOME (EXPENSE)	(346,428)	(1,952,499)	1,606,071	-82.3%

NET LOSS	$(3,978,762)	$(6,658,536)	$2,679,774	-40.2%

Revenue and Cost of Revenue

During the year ended September 30, 2009, we generated $10,373 in revenue that arose from the initial sale of our 5Barz units which became sellable in July 2009.  Cost of revenues were $7,554 resulting in a gross profit of $2,819.   During the same period of 2008, we were in development stage and did not recognize any revenues, cost of revenues, and gross profit.

Operating Expenses

Total operating expenses incurred for the year ended September 30, 2009 was $3,635,153 compared to $4,706,037 for the year ended September 30, 2008, which decreased by $1,070,884.  The significant decrease was due to a significant decrease in share based compensation.  During the year ended September 30, 2008, we recognized $2,625,106 of share based compensation expense compared to $690,353 for the year ended September 30, 2009, for a decrease of $1,934,753 or 73.7%.  The decrease is due to the cancellation of 35,734,111 options during the year and only granted 9,546,081 options.  We also had an increase in consulting fees of $411,715 from $563,151 for the year ended September 30, 2008 to $974,866 for the year ended September 30, 2009, for a 73.1% increase.  We incurred additional operating expenses as we continued to build our infrastructure.

Non Operating Income and Expenses

Total non-operating income expenses incurred for the year ended September 30, 2009 was $346,428 compared to $1,952,499 for the year ended September 30, 2008 which was a decrease of $1,606,071.  The difference was due to a beneficial conversion liability which was expensed in the year ended September 30, 2008 offset by increased fair value of warrants for the year ended September 30, 2009 which were issued in 2008.

Comparison of the three months ended December 31, 2009 and 2008

	Three months ended December 31,
	2009	2008	$ Change	% Change
REVENUE	$11,820	$-	11,820	100.0%

COST OF REVENUE	9,559	-	9,559	100.0%

GROSS PROFIT	2,261	-	2,261	100.0%

OPERATING EXPENSES	788,884	773,340	15,544	2.0%

OTHER INCOME (EXPENSE)	(47,879)	(218,203)	170,324	-78.1%

NET LOSS	$(834,502)	$(991,543)	$157,041	-15.8%

Revenue and Cost of Revenue

During the three months ended December 31, 2009, we generated net $11,820 in revenue that arose from the initial sale of our 5Barz units which became sellable in July 2009.  Cost of revenues was $9,559 resulting in a gross profit of $2,261.  During the same period of 2008, we were in development stage and did not recognize any revenues, cost of revenues, or gross profit.

Operating Expenses

Total operating expenses incurred for the three months ended December 31, 2009, was $788,884 compared to $773,340 for the three months ended December 31, 2008, which increased by $15,544.  The increase was due to an increase in professional fees of $160,000, offset by a decrease in research and development expenses and payroll related expenses, as we continued to build our infrastructure.

Non Operating Income and Expenses

Total non-operating expenses incurred for the three months ended December 31, 2009, was $47,879 compared to $218,203 for the three months ended December 31, 2008, for a decrease of $170,324.  The decrease was due to the change in fair value of the accrued beneficial conversion liability and the change in fair value of the accrued warrant liability.  During the three months ended December 31, 2008, we recognized a gain of $251,410 related to the accrued beneficial conversion liability and we recognized a loss of $419,571 related to the accrued warrant liability.  During the three months ended December 31, 2009, we did not have any accrued warrant or beneficial conversion liabilities.  Interest and financing costs were $47,879 and $50,042 for the three months ended December 31, 2009 and 2008, respectively.

Liquidity and Capital Resources

Financial Condition

As of December 31, 2009, we had cash of $28,316 and we had a working capital deficit of $1,198,457, compared to cash of $6,776 and a working capital deficit of $1,024,034 as of September 30, 2009.  The increase in working capital deficit is due an increase in accrued expense as we continue to build our infrastructure.

During the three months ended December 31, 2009, cash used in operating activities was $584,085.  Cash used in operating activities consisted of a net loss of $834,502 offset by non cash expenses of $10,000 for stock issued for services, $13,822 for warrants issued for services, $170,182 for stock based compensation, $29,895 for the amortization of debt discount, and an increase of $45,021 for change in accounts payable and accrued expenses.  These were offset by an increase in accounts receivable and inventory of $6,171 and $27,238, respectively.

We used $1,575 for the purchase of intangible assets for the three months ended December 31, 2009 compared to $12,018 purchase of equipment and intangible assets for the three months ended December 31, 2008.

Cash provided by financing activities was $607,200 for the three months ended December 31, 2009 compared to $0 for the three months ended December 31, 2008.  We received $618,200, less offering costs of $10,800 associated with the common stock, for the three months ended December 31, 2009.  We have financed our operations primarily through proceeds from the issuance of common stock.

We anticipate raising an additional $1 million during the next four to six months through private equity offerings.   We believe that our current cash, anticipated cash flow from operations, and net proceeds from the private placement financing will be sufficient to meet our anticipated cash needs, including our cash needs for working capital and capital expenditures.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of December 31 2009, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.
Contractual obligations	Total	Less than 1 year	1-3 years

Note Payable	$264,364	$264,364	$-
Stockholder notes	103,000	103,000	-
Operating lease	110,898	53,098	57,800
	$478,262	$420,462	$57,800

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Intangible Assets

Acquired patents, licensing rights and trademarks are capitalized at their acquisition cost or fair value. The legal costs, patent registration fees, and models and drawings required for filing patent applications are capitalized if they relate to commercially viable technologies. Commercially viable technologies are those technologies that are projected to generate future positive cash flows in the near term. Legal costs associated with applications that are not determined to be commercially viable are expensed as incurred. All research and development costs incurred in developing the patentable idea are expensed as incurred. Legal fees from the costs incurred in successful defense to the extent of an evident increase in the value of the patents are capitalized.

Capitalized costs for patents are amortized on a straight-line basis over the remaining twenty-year legal life of each patent after the costs have been incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively.  The licensing right is amortized on a straight-line over a period of 10 years.

Impairment or Disposal of Long-lived Assets

The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of December 31, 2009, and September 30, 2009, there was no significant impairment of its long-lived assets.

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition.”  Revenue is recognized at the date of shipment to customers, and when the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Stock Based Compensation

The Company records stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation.”  ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Recent Accounting Pronouncements

In June 2008, FASB issued ASC Topic 815, “Derivatives and Hedging,” which provides a two-step model to determine whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception in ASC 815-10-15-74. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008.  This standard triggers liability accounting on all instruments and embedded features exercisable at strike prices denominated in any currency other than the functional currency of the operating entity.  The adoption of this pronouncement did not have an impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

On December 15, 2009, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements.”  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

As previously reported by the Company in a Current Report on Form 8-K filed on January 7, 2010, On January 4, 2010, the Company was notified that, effective January 1, 2010, certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) and Frost, PLLC (“Frost”) formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost and Frost (the “Combination Agreement”), each of MSWFT and Frost contributed all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming MSWFT’s engagement letter with the Company and becoming the Company’s new independent accounting firm.  Frazer Frost is registered with the Public Company Accounting and Oversight Board (PCAOB).

The Company had engaged MSWFT on October 29, 2008.  The audit report of MSWFT on the Company’s financial statements for the fiscal year ended September 30, 2008, did not contain an adverse opinion or a disclaimer of opinion, other than for a going concern, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Since the engagement of MSWFT on October 29, 2008, and through January 1, 2010, the Company did not consult with Frazer Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Frazer Frost did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Since the engagement of MSWFT on October 29, 2008, and through January 1, 2010, there were: (i) no disagreements between the Company and MSWFT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MSWFT, would have caused MSWFT to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company’s Board of Directors approved the engagement of Frazer Frost as the Company’s independent auditor.

The Company provided MSWFT a copy of the disclosures in the Form 8-K and requested that MSWFT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MSWFT agrees with the Company’s statements. A copy of the letter dated January 7, 2010, furnished by MSWFT in response to that request was filed as Exhibit 16.1 to the January 7, 2010, Form 8-K.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

Our current directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or appointment are as follows:

Name	Age	Position	Date of Appointment
Daniel R. Ash	48	President, Chief Executive Officer, Chief Operating Officer, Secretary and Director	July 24, 2008
Kevin Pickard	46	Chief Financial Officer and Treasurer (2)	July 24, 2008
Tareq Risheq (1)	45	Director	July 24, 2008
Norman W. Collins	69	Director	July 24, 2008
Don Wright	58	Chairman of the Board	May 8, 2009
Dwayne Yaretz	49	Director	December 19, 2009
(1)	Tareq Risheq resigned as Chief Strategy Officer on December 12, 2008. Mr. Risheq remains a director of the Company.

(2)	Mr. Pickard is an outside consultant providing services commonly provided by a Chief Financial Officer and Treasurer.

Daniel R. Ash – President, Chief Executive Officer, Chief Operating Officer, Secretary and Director

Daniel R. Ash currently serves as a Director, President and Chief Executive Officer.  Since July of 2006 he has devoted his full time efforts to the development of CelLynx and its products. Mr. Ash has more than 20 years experience in the wireless industry with senior management roles in new product development, engineering, off-shore manufacturing and global operations.

From 1999 to 2006 Mr. Ash held senior positions at Powerwave Technologies, a manufacturer of RF amplifiers and antennae, and was instrumental in its growth from $200M to more than $800M annual revenues. From 1991 to 1999, Mr. Ash held senior positions with Hewlett Packard and was responsible for the transfer of RF cell phone amplifier modules to high volume production in Malaysia ramping production to over one million amplifiers per month.

Early in his career, Mr. Ash worked in the electronic defense industry for Teledyne Microwave and Narda Microwave. He worked on several missile projects and was considered by many to be one of the industry experts in millimeter wave electronics.

Tareq Risheq – Director

Tareq Risheq currently serves as a Director and formerly served as the Company’s Chief Strategy Officer.  He has over 20 years experience in the Consumer Electronics and Information Technology industries.  Mr. Risheq founded Simpliciti Corporation, where, from 2002 to 2004, he took a PDA product from concept to volume manufacturing and nationwide distribution to major retailers.  Simpliciti was featured in the Wall Street Journal as well as most of the other national media outlets. Mr. Risheq also established a direct sales organization in Saudi Arabia and grew that firm to $30M in revenues within three years.  He holds a Bachelor of Science degree in Business/Management from Bradley University.  Mr. Risheq resigned as Chief Strategy Officer on December 12, 2008.  Mr. Risheq remains a director.

Kevin Pickard – Chief Financial Officer and Treasurer(Outside Consultant)

Since 1998, Mr. Pickard has been a principal officer and owner of Pickard & Green CPAs (formerly Pickard & Company, CPAs, P.C.), an accounting firm formed by Mr. Pickard that specializes in providing SEC accounting and other management consulting services for small to medium sized companies, including preparing required SEC filings for public companies, due diligence on potential acquisitions, preparing projections and business plans, assisting with restructuring of companies, and positioning companies for initial public offerings.  Mr. Pickard was a Partner with Singer Lewak Greenbaum & Goldstein, LLP, from 1996 to 1998, where he co-managed the firm’s securities practice group. Mr. Pickard also spent over nine years with Coopers & Lybrand, L.L.P. (currently PricewaterhouseCoopers, LLP), where he focused on the auditing companies in the insurance, high-tech and manufacturing industries.  Mr. Pickard holds Bachelors of Science and Masters degrees in Accounting from Brigham Young University.

Norman W. Collins – Director

Norman W. Collins, Sr. is an independent Director who was appointed upon the completion of the merger between CelLynx, Inc. and NorPac.  Since June of 2003, Mr. Collins has been Director and President of Collins & Associates, a Delaware corporation providing consulting services to corporations as well as legal services in the form of Mediation and Arbitration of corporate disputes.  He is admitted to the Tennessee Bar and is a Certified Mediator and Arbitrator in Georgia and a Certified Mediator in North Carolina and the District of Columbia.  Between 2003 and 2007 Mr. Collins also served as the Executive Director of the Living Memorial Tree Foundation, a New York non-profit organization dedicated to the creation of a memorial to the victims of 9/11. Since May of 2006, Mr. Collins has also served as Director and CEO of Upgrade International, a Washington technology corporation.  Prior positions include Director and CEO of several non-reporting companies either in the development stage or with revenues exceeding $30 Million.

Mr. Collins holds a Bachelor of Science degree in Business Administration from Trine University and a Juris Doctor degree from Michigan State University, College of Law.

Don Wright – Chairman of the Board

Mr. Wright is currently the CEO of Confluence Capital Group, a firm that provides business consulting services to institutional investors and companies including: raising capital, capital restructuring, business and marketing plans, reporting systems and metrics for stakeholders and management. He also serves on the board of International Stem Cell Corporation (OTCBB: ISCO). Mr. Wright was Chief Executive Officer and President of Pacific Aerospace & Electronics, Inc., an engineering and manufacturing company that he helped to found and that designs, manufactures and sells components primarily for the aerospace, defense and transportation industries, from 1995 until 2006.

Dwayne Yaretz –  Director

Mr. Yaretz been involved with numerous privately held companies in various industry sectors to capitalize, manage growth strategies and operate as going concerns in North America over the past 26 years. Internationally, Mr. Yaretz has acted as Vice-President for Asia Power Engineering and China Power Corporation, both Hong Kong based companies specializing in design, construction and operations in the energy co-generation sector in the Peoples’ Republic of China.  Since 1996 Mr. Yaretz has acted for several public companies in various capacities. Mr. Yaretz has served as a Director, Corporate Secretary, CFO as well a President and CEO of several private and public companies, including two Capital Pool Companies that have successfully completed Qualifying Transactions by way of an IPO.  Currently, Mr. Yaretz in President of Griffin Corporate Concepts, a consulting firm focused on partnering with companies that are positioned for high growth potential in international markets.  Mr. Yaretz is currently a Director of Cantronic Systems Inc., a Tier 1 TSX.V listed company and Benzai Capital Ltd., a Capital Pool Company listed on the TSX.V.  In addition, Mr. Yaretz is also a Director of PAKIT Inc., a technology company and leading designer, developer and supplier of cellulose fiber moulding equipment to the packaging industry.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

Except as provided below, none of our directors or executive officers has, during the past five years:

(a)    Has had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(b)    Been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)    Been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

●
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

●	Engaging in any type of business practice; or

●	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)    Been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph I(i) above, or to be associated with persons engaged in any such activity;

(e)    Been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated; and

(f)    Been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

In January 2008, Mr. Pickard became interim President of Universal Guardian Holding, Inc. (“UGH”) to assist the Board of Directors in disposing of UGH’s assets to repay UGH’s bondholders.  UGH was not successful in selling its assets and on June 23, 2008, the Board of Directors elected to voluntarily file for Chapter 7 bankruptcy protection.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no reports were required, we believe that for the fiscal year ended September 30, 2009, beneficial owners complied with Section 16(a) filing requirements applicable to them.

Code of Ethics

We have not adopted a code of ethics, but we plan on adopting a code of ethics that applies to all directors, officers, and employees, including our Chief Executive Officer and Chief Financial Officer, and members of the board of directors in the near future.

Material Changes to the Procedures by which Security Holders May Recommend Nominees to the Board of Directors

There have been no material changes to the procedures by which security holders may recommend nominees to the Board of Directors.

Board Committees; Director Independence

In November 2008, our board of directors appointed Norman W. Collins to serve as a member of our audit committee, although he does not qualify as an “audit committee financial expert.”  Our board of directors has yet to appoint a compensation committee.  The functions ordinarily handled by a compensation committee are currently handled by our entire board of directors. Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future to facilitate the management of our business.

Our board of directors consists of one independent director, Mr. Norman W. Collins, and four non-independent directors. We have determined independence in accordance with definitions and criteria applicable under the NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Summary of Compensation

Executive Compensation

The following summary compensation table reflects all compensation for fiscal years 2007 and 2008 received by our predecessor’s principal executive officer and two most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table – Predecessor

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
John P. Thornton, Former President, CEO, CFO, Secretary and Treasurer	2009	--	--	--	--	--	--	--	--
	2008	12,000	--	--	--	--	--	--	12,000

The following summary compensation table reflects all compensation for fiscal years 2007 and 2008 received by CelLynx’s principal executive officer and two most highly compensated executive officers whose salary exceeded $100,000.

Summary Compensation Table – CelLynx

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)	Option Awards ($)		Non-Equity Incentive Plan Compens-ation ($)	Non-quali-fied Deferred Compen-sation Earnings ($)	All Other Comp -ensation ( $)	Total ($)
Daniel R. Ash, President, Chief Executive Officer, Chief Operating Officer Secretary and Director	2009	170,000	--	--	--		--	--	--	170,000
	2008	170,000	--	--	217,671	(2)	--	--	--	387,671

Tareq Risheq, Chief Strategy Officer and Director (3)	2009	--	--	--	--		--	--	--	--
	2008	108,000	--	--	159,330	(2)	--	--	--	267,330

(1)	The value of the stock award was determined based on the fair market value of the services performed.

(2)	The Company used the Black-Scholes option-pricing model to value the options. The assumptions used in calculating the fair value of options granted are as follows:
Expected life (years):      2.5 – 3.5
Risk-free interest rate:     2.37% -- 4.05%
Expected volatility:         100%
Expected dividend yield: 0%

(3)	Mr. Risheq resigned as Chief Strategy Officer on December 12, 2008.

Outstanding Equity Awards

The following table sets forth certain information concerning stock and granted to our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Daniel R. Ash (1)	2,920,469	1,667,510	—	$0.0787	10/01/2012
Daniel R. Ash (2)	349,426	—	—	$0.0787	04/21/2013
Daniel R. Ash (1)	3,598,027	4,877,206	—	$0.0787	05/20/2013
_______________________
(1)	Option vests 33.3% after one year, with the remaining 66.7% to vest evenly over the remaining months.

(2)	Option fully vested after 90 days of the grant date of April 21, 2008.

Retirement Plans

We currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Potential Payments upon Termination or Change-in-Control

Except as described below under “Employment Agreements,” we currently have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant or a change in the named executive officer’s responsibilities, with respect to each named executive officer.

Employment Agreements

On October 1, 2007, the Board of Directors of CelLynx-California approved the following compensation packages for Daniel R. Ash and Tareq Risheq:

Annual Base Salary:	$200,000

Bonus Plan:
Participation in the CelLynx Bonus Plan can amount up to 30% of the annual base salary, but is conditioned upon achievement of the goals and objectives of the then current plan, including those related to overall company performance.

Fringe Benefits:	Fifteen paid vacation days per year. Ten paid holidays per year. Health insurance with hospital coverage.

Stock Options:
3% of the current outstanding common stock based the fair market value on the date of hire of $0.10 per share.  The options vest over three years with 33.3% vesting after the first year and monthly vesting thereafter of 1/24 th  of the remaining 66.6%.

Severance:	If employment is terminated without cause, Mr. Ash will receive six months pay.

Acquisition:	If CelLynx-California is acquired, all outstanding stock options will become fully vested.

The Board of Directors of CelLynx-California amended this compensation package on May 20, 2008, to provide for an annual salary of $170,000 for Mr. Ash and $108,000 for Mr. Risheq.  Mr. Risheq resigned as Chief Strategy Officer on December 12, 2008, and as of that date was no longer entitled to this compensation.

On July 22, 2008, CelLynx-California entered into a consulting agreement (the “Consulting Agreement”) with Kevin Pickard whereby Mr. Pickard agreed to serve as the Company’s interim Chief Financial Officer for a period beginning on the date of the Consulting Agreement and ending on the earlier of (i) the date that the Company retains a permanent Chief Financial Officer, (ii) the 90th  day after the closing of the reverse take-over transaction contemplated by the Exchange Agreement, or (iii) the date which the Company notifies Mr. Pickard that he has been terminated in writing, and which notification may occur at any time for any reason.  As an inducement to enter into the Consulting Agreement, CelLynx-California granted Mr. Pickard 100,000 shares of CelLynx-California common stock and $5,000 in cash.  The CelLynx-California common shares were converted into 62,896 shares of the Company's common stock and 62,897 shares of the Company's Series A Preferred Stock upon the closing of the reverse take-over transaction.  The Series A Preferred Stock automatically converted into 62,897 shares of the Company’s common stock upon the filing of a Certificate of Amendment to the Company’s Articles of Incorporation increasing the number of authorized common stock from 100,000,000 to 400,000,000 on November 7, 2008.  On November 1, 2008, the Company entered into an updated agreement with Mr. Pickard’s accounting firm that provides for monthly cash compensation of $5,000 per month and the issuance of 350,000 shares of the Company’s common stock.

Director Compensation

On July 15, 2008, CelLynx-California entered into an agreement with Mr. Norman W. Collins that granted Mr. Collins a stock option to purchase 610,000 shares of CelLynx-California’s common stock at an exercise price of $0.09 per share that vests 25% per year so long as Mr. Collins remains a director of CelLynx.  Upon the closing of the Exchange Agreement, this option was exchanged for an option to purchase 767,337 shares of the Company's common stock at an exercise price of $0.0715 per share.

Other than as described above, we do not pay any compensation to members of our board of directors for their service on the board. However, we intend to review and consider future proposals regarding board compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Authorized for Issuance under Equity Compensation Plans

Set forth in the table below is information regarding awards made through compensation plans or arrangements through September 30, 2008, the most recently completed fiscal year.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	--	$--	--
Equity compensation plans not approved by security holders	27,713,833	$0.102	47,286,167
Total	27,713,833		47,286,167

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is 25910 Acero, Suite 370, Mission Viejo, California 92691.  The percentage of class beneficially owned set forth below is based on 146,418,791 shares outstanding as of December 31, 2009.

Name and Position	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Shares of Common Stock Beneficially Owned (2)
Daniel R. Ash, President, Chief Executive Officer, Chief Operating Officer, Secretary and Director (3)	37,855,024	24.3%
Kevin Pickard, Chief Financial Officer and Treasurer (4)	382,970	*
Tareq Risheq, Director (5)	32,487,103	21.8%
Don Wright, Chairman of the Board (6)	878,101	*
Norman W. Collins, Director (7)	704,176	*
Dwayne Yaretz, Director	-	*
All Executive Officers and Directors as a Group (6 persons)	71,816,581	44.0%
________________
* Less than 1%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Percentage based upon 146,418,791 issued and outstanding shares of the Company’s capital stock.

(3)
Includes 28,345,452 shares of common stock, options to purchase 6,867,921 shares of common stock at an exercise price of $0.0787 per share, a $20,000 note convertible into 2,515,858 shares of common stock at a conversion price of $0.0079 per share and a $10,000 note convertible into 125,793 shares of common stock at a conversion price of $0.0795 per share.

(4)
Mr. Pickard is an outside consultant providing services commonly provided by a Chief Financial Officer and Treasurer.  This figure does not include 400,000 shares owned of record by Pickard & Green, CPAs, an entity in which Mr. Pickard is a partner.  Mr. Pickard disclaims beneficial ownership of such 400,000 shares.

(5)
Includes 29,845,452 shares of common stock, a $20,000 note convertible into 2,515,858 shares of common stock at a conversion price of $0.0079 per share and a $10,000 note convertible into 125,793 shares of common stock at a conversion price of $0.0795 per share.  Mr. Risheq resigned as Chief Strategy Officer on December 12, 2008 but remains a director of the Company.

(6)	Consisting of options to purchase 878,101 shares of the Company’s common stock.

(7)	Includes options to purchase 213,383 shares of the Company’s common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Share Exchange Agreement

On July 24, 2008, in a reverse take-over transaction, we acquired a cellular amplifier business based in California by executing the Exchange Agreement by and among the Company, CelLynx-California, and the CelLynx Owners.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of CelLynx-California through the issuance of 32,454,922 restricted shares of our common stock and 45,516,034 restricted shares of our Series A Preferred Stock to the CelLynx Owners. Immediately prior to the exchange transaction, we had 37,597,890 shares of common stock issued and outstanding and no shares of Series A Preferred Stock issued and outstanding. Immediately after the issuance of the shares to the CelLynx Owners, we had 80,552,812 shares of common stock issued and outstanding (including the shares issued in the Financing) and 45,516,034 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock automatically converted into common stock upon the filing of a Certificate of Amendment to our Articles of Incorporation increasing the number of authorized common stock from 100,000,000 to 400,000,000.  As a result of this exchange transaction, the CelLynx Owners became our controlling shareholders and CelLynx-California became our wholly owned subsidiary. In connection with CelLynx-California becoming our wholly owned subsidiary, we acquired the business and operations of CelLynx-California, which has become our principal business.

Related Party Transactions of CelLynx

On October 1, 2007, CelLynx-California granted to Robert J. Legendre, the Company’s former Executive Chairman of the Board, options to purchase 9,725,991 shares of CelLynx-California’s common stock at an exercise price of $0.09 per share in exchange for executive management services rendered as a consultant.  Upon the closing of the Exchange Agreement, this option was exchanged for an option to purchase 12,234,608 shares of the Company’s common stock at an exercise price of $0.0715 per share.  Mr. Legendre resigned from the Company on May 4, 2009.

On March 27, 2007, CelLynx-California entered into a two-year convertible promissory note with Daniel R. Ash, the Company’s current Chief Executive Officer and a director, and Tareq Risheq, currently a director of the Company, in the amount of $20,000 each in exchange for cash leant to CelLynx-California.  The unpaid principal balance accrues interest at a rate of 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  The note and accrued interest is convertible into CelLynx-California common stock at a conversion rate of $0.01 per share.  Upon the closing of the Exchange Agreement, these notes were exchanged for notes of the Company at a conversion rate $0.0079 per share.

On October 25, 2007, CelLynx-California entered into a two-year convertible promissory note with Mssrs. Ash and Risheq in the amount of $10,000 each in exchange for cash leant to CelLynx-California.  The unpaid principal balance accrues interest at a rate of 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  The note and accrued interest is convertible into CelLynx-California common stock at a conversion rate of $0.10 per share.  Upon the closing of the Exchange Agreement, these notes were exchanged for notes of the Company at a conversion rate $0.0795 per share.

On February 12, 2008, CelLynx-California entered into a Stock Purchase Agreement with Norman Collins, currently a director of the Company, under which CelLynx-California issued an aggregate of 1,111,111 shares of common stock in exchange for an investment of $100,000.  Pursuant to the Stock Purchase Agreement, 100,000 shares were delivered to Mr. Collins and 1,011,111 shares were held in escrow and automatically cancelled upon the closing of the Exchange Agreement.  The remaining 100,000 shares were converted into 125,793 shares of the Company.

On July 15, 2008, CelLynx-California entered into an agreement with Mr. Collins that granted Mr. Collins a stock option to purchase 610,000 shares of CelLynx-California’s common stock at an exercise price of $0.09 per share that vests 25% per year so long as Mr. Collins remains a director of CelLynx.  Upon the closing of the Exchange Agreement, this option was exchanged for an option to purchase 767,337 shares of the Company’s common stock at an exercise price of $0.0715 per share.

Other than the transactions described above, there were no transactions or proposed transactions since the beginning of CelLynx’s last fiscal year in which CelLynx was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of CelLynx’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

One of our directors – Norman W. Collins – is an independent director as that term is defined under NASDAQ Rules and Regulations.

Experts

Our consolidated balance sheets as of September 30, 2009 and 2008, and the consolidated statements of operations, stockholders’ deficit, and cash flows, for the years ended September 30, 2009 and 2008, included in this prospectus have been audited by Frazer Frost, LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of Frazer Frost, LLP, as experts in auditing and accounting.

Legal matters

The validity of the Shares offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.

CelLynx Group, Inc.
Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
CelLynx Group, Inc.
Mission Viejo, California

We have audited the accompanying consolidated balance sheets of CelLynx Group, Inc. (formerly Norpac Technologies, Inc.) as of September 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CelLynx Group, Inc as of September 30, 2009 and 2008, and the results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has net operating cash flow deficits and a deficit accumulated during the development stage.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Frazer Frost, LLP
(Successor entity of Moore Stephens Wurth Frazer and Torbet, LLP, see Form 8-K filed on January 7, 2010)
Brea, California
January 13, 2010

CELLYNX GROUP, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND 2008

	2009	2008

ASSETS
CURRENT ASSETS:
Cash	$6,776	$599,024
Inventory	16,316	-
Other current assets	15,750	6,862
TOTAL CURRENT ASSETS	38,842	605,886

EQUIPMENT, net	11,359	9,658
INTANGIBLE ASSETS, net	97,180	70,776
OTHER ASSETS	16,190	11,526
TOTAL ASSETS	$163,571	$697,846

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$832,634	$206,298
Accrued interest	28,334	12,507
Accrued derivative liabilities	-	5,677,156
Convertible stockholder notes, net of debt discount of $1,092 and $28,943
as of September 30, 2009 and 2008, respectively	101,908	11,057
Convertible promissory notes, current portion	100,000	-
TOTAL CURRENT LIABILITIES	1,062,876	5,907,018

LONG TERM LIABILITIES:
Convertible promissory note, net of debt discount of $126,795 and $241,067
as of September 30, 2009 and 2008, respectively	135,561	21,289
Convertible stockholder notes, net of debt discount of $0 and $17,031	-	2,969
TOTAL LIABILITIES	$1,198,437	$5,931,276

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
Series A Preferred Stock, $0.001 par value;100,000,000 shares authorized;
nil and 45,516,034 shares issued and outstanding
as of September 30, 2009 and 2008, respectively	-	45,516
Common stock, $0.001 par value, 400,000,000 authorized; 137,379,397 and
80,552,812 shares issued and outstanding as of
September 30, 2009 and 2008, respectively	137,379	80,553
Additional paid-in capital	10,501,965	2,335,949
Accumulateed deficit	(11,674,210)	(7,695,448)
Total stockholders' deficit	(1,034,866)	(5,233,430)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$163,571	$697,846

The accompanying notes are an integral part of these consolidated financial statements.

CELLYNX GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	For the Years Ended September 30,
	2009	2008

Net Revenue	$10,373	$-

Cost of Revenue	7,554	-

Gross profit	2,819	-

Operating expenses
Research and development	340,995	308,906
General and administrative	3,294,158	4,397,131

Total operating expenses	3,635,153	4,706,037

Loss from operations	$(3,632,334)	$(4,706,037)

Non-operating income (expense):
Interest income	961	4,198
Interest and financing costs	(179,228)	(932,393)
Change in fair value of accrued beneficial conversion liability	251,410	(1,151,992)
Change in fair value of accrued warrant liability	(419,571)	127,688

Total non-operating expense	(346,428)	(1,952,499)

Loss before provision for income taxes	(3,978,762)	(6,658,536)

Provision for income taxes	-	-

Net loss	$(3,978,762)	$(6,658,536)

Weighted average shares outstanding - Basic and Diluted:	125,094,999	40,407,479

Earnings per share - Basic and Diluted:	$(0.03)	$(0.16)

The accompanying notes are an integral part of these consolidated financial statements.

CELLYNX GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, September 30, 2007	41,107,396	$41,107	27,153,988	$27,154	$648,022	$(1,036,912)	$(320,629)

Shares issued for cash	-	-	938,897	939	745,345	-	746,284
Shares issued for services	4,408,638	4,409	4,362,037	4,362	563,231	-	572,002
Fair value of stock options reclassified to share-based compensation liability	-	-	-	-	(89,618)	-	(89,618)
Shares issued in merger with Norpac Technologies, Inc.	-	-	48,097,890	48,098	1,200,650		1,248,748
Fair value of warrants transferred to liability	-	-	-	-	(731,681)	-	(731,681)
Net loss	-	-	-	-	-	(6,658,536)	(6,658,536)

Balance, September 30, 2008	45,516,034	$45,516	80,552,812	$80,553	$2,335,949	$(7,695,448)	$(5,233,430)

Conversion of preferred stock to common stock upon the increase of authorized shares	(45,516,034)	(45,516)	45,516,034	45,516	-	-	-
Reclassification of share based compensation liability to equity	-	-	-	-	2,701,572	-	2,701,572
Fair value of share based compensation for employees and consultants	-	-	-	-	690,353	-	690,353
Reclassification of beneficial conversion liability to equity	-	-	-	-	2,120,181	-	2,120,181
Reclassification of warrant liability to equity	-	-	-	-	1,023,564	-	1,023,564
Issuance of common stock for the purchase of licensing rights	-	-	57,143	57	7,372	-	7,429
Issuance of common stock for promissory note	-	-	37,500	38	4,208	-	4,246
Issuance of warrants for consulting services	-	-	-	-	118,382	-	118,382
Issuance of common stock for accounting services	-	-	400,000	400	71,600	-	72,000
Issuance of common stock for consulting services	-	-	3,970,908	3,971	722,628	-	726,599
Issuance of common stock for cash	-	-	6,845,000	6,844	706,156	-	713,000
Net loss	-	-	-	-	-	(3,978,762)	(3,978,762)

Balance, September 30, 2009	-	$-	137,379,397	$137,379	$10,501,965	$(11,674,210)	$(1,034,866)

Effective July 24, 2008, the Company effected a 1.2579 for 1 forward stock split of the authorized, issued and outstanding common stock, without change to par value. All share amounts have been retroactively adjusted for all periods presented.

Effective July 24, 2008, the Company issued Series A Preferred Stock on a pro rata basis to the shareholders of CelLynx, Inc.  All share amounts have been retroactively adjusted for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements.

CELLYNX GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	For the Years Ended September 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,978,762)	$(6,658,536)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,813	2,278
Warrants issued for services	118,382	-
Stock issued for services	798,599	572,002
Stock compensation expense for options issued to employees and consultants	690,353	2,625,106
Change in fair value of accrued beneficial conversion liability	(251,410)	1,151,992
Change in fair value of accrued warrant liability	419,571	(127,688)
Non cash financing costs	-	833,321
Amortization of debt discount	163,400	86,085
Changes in operating assets and liabilities:
Change in inventory	(16,316)	-
Change in other assets	(13,552)	(18,388)
Change in accounts payable, accrued expenses and accrued interest	641,163	180,034
Net cash used in operating activities	$(1,421,759)	$(1,353,794)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(6,663)	(10,572)
Purchase of intangible assets	(19,826)	(42,979)
Net cash acquired in merger with Norpac Technologies, Inc.	-	1,250,114
Net cash (used in) provided by investing activities	$(26,489)	$1,196,563

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory notes	75,000	-
Proceeds from related parties	68,000	-
Proceeds from issuance of common stock	713,000	746,284
Proceeds from stockholders notes	-	7,600

Net cash provided by financing activities	$856,000	$753,884

NET (DECREASE) INCREASE IN CASH	(592,248)	596,653

CASH, BEGINNING OF PERIOD	599,024	2,371

CASH, END OF PERIOD	$6,776	$599,024

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING:
Issuance of stock for licensing agreement	$7,429	$-
Increase in convertible promissory note for interest payable	$-	$12,356
Reclassification of share-based compensation liability to additional paid-in capital	$2,701,572	$-
Reclassification of accrued beneficial conversion liability to additional paid-in capital	$2,120,181	$-
Reclassification of accrued warrant liability to additional paid-in capital	$1,023,564	$-

The accompanying notes are an integral part of these consolidated financial statements.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008
Note 1 - Organization and Basis of Presentation

Organization and Line of Business

CelLynx Group, Inc., formerly known as NorPac Technologies, Inc. (hereinafter referred to as “CelLynx” or the “Company”), was originally incorporated under the laws of the State of Minnesota on April 1, 1998.

On July 23, 2008, prior to the closing of the Share Exchange Agreement (described below), the Company entered into a Regulation S Subscription Agreement pursuant to which the Company issued 10,500,000 shares of its common stock and warrants to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to non-U.S. persons for an aggregate purchase price of $1,575,000.

On July 24, 2008, the Company entered into a Share Exchange Agreement, as amended, with CelLynx, Inc., a California corporation ("CelLynx-California") and twenty-three (23) CelLynx-California shareholders who, immediately prior to the closing of the transaction collectively held 100% of CelLynx-California’s issued and outstanding shares of capital stock.  As a result, the CelLynx-California shareholders were to receive 77,970,956 shares of the Company’s common stock in exchange for 100%, or 61,983,580 shares, of capital stock of CelLynx-California’s common stock.  However, the Company had only 41,402,110 authorized, unissued and unreserved shares of common stock available, after taking into account the shares of common stock issued in the July 23, 2008, financing described above.  Pursuant to the Share Exchange Agreement, in the event that there were an insufficient number of authorized but unissued and unreserved common stock to complete the transaction, the Company was to issue all of the available authorized but unissued and unreserved common stock to the CelLynx-California shareholders in a pro rata manner and then establish a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and issue that number of shares of Series A Preferred Stock such that the common stock underlying the Series A Preferred Stock plus the common stock actually issued to the CelLynx-California shareholders would equal the total number of shares of common stock due to the CelLynx-California shareholders under the Share Exchange Agreement.  As a result, the Company issued to the CelLynx-California shareholders an aggregate of 32,454,922 shares of common stock and 45,516,034 shares of Series A Preferred Stock.  The Series A Preferred Stock automatically converts into common stock on a one-to-one ratio upon the authorized capital stock of the Company being increased to include not less than 150,000,000 shares of common stock.

On November 7, 2008, the Company amended the Articles of Incorporation to increase the number of authorized shares to 400,000,000 and converted the 45,516,034 shares of Series A Preferred Stock into 45,516,034 shares of the Company’s common stock.

The exchange of shares with CelLynx-California was accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of CelLynx-California obtained control of the Company. On August 5, 2008, NorPac Technologies, Inc. changed its name to CelLynx Group, Inc.  Accordingly, the merger of CelLynx-California into the Company was recorded as a recapitalization of CelLynx-California, with CelLynx-California being treated as the continuing entity. The historical financial statements presented are the financial statements of CelLynx-California. The Share Exchange Agreement has been treated as a recapitalization and not as a business combination; therefore, no pro forma information is disclosed. At the date of this transaction, the net assets of the legal acquirer CelLynx Group, Inc., were $1,248,748.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

As a result of the reverse merger transactions described above, the historical financial statements presented are those of CelLynx-California, the operating entities.  The CelLynx-California shareholder received 1.2579292 shares of stock in the Company for each share of CelLynx-California capital stock.  The consolidated statement of stockholders’ deficit and all shares and per-share information have been retroactively restated for all periods presented to reflect the reverse merger transaction.

On October 27, 2008, the Board of Directors approved a change of the Company’s fiscal year end from June 30 to September 30 to agree with the fiscal year of CelLynx-California.  The fiscal year end change was effective for the year ended September 30, 2008.

The Company develops and manufactures a cell phone signal amplifier.

Development Stage Company and Going Concern

The Company was in the development stage through June 30, 2009.  In July 2009, the Company received the first 220 units from its manufacturer.  The Company used 66 of the units as demo units and began selling the remainder.  The Company is fully operational and as such is no longer considered a development stage company.  During the period that the Company was considered a development stage company, the Company incurred accumulated losses of approximately $10,948,625.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity and debt financing to continue operations and to generate sustainable revenue. There is no guarantee that the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the year ended September 30, 2009, the Company incurred a net loss of $3,978,762.  As of September 30, 2009, the Company has an accumulated deficit of $11,674,210 These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of its product.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and have been consistently applied.  The accompanying consolidated financial statements include the accounts of CelLynx Group, Inc., and its 100% owned subsidiary, CelLynx, Inc.  All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates, upon which the carrying values were based.

Concentration of Credit Risk

Cash includes deposits in accounts maintained in the United States. Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits.  As of September 30, 2009 and 2008, the Company had deposits in excess of federally-insured limits totaling $0 and $399,204.  The Company has not experienced any losses in such accounts.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Inventory

Inventory consists of finished goods ready for sale and is valued at the lower of cost (determined on a first-in, first-out basis) or market.

Equipment

Equipment is stated at cost, less accumulated depreciation.  Major renewals are charged directly to the equipment accounts, while replacements, maintenance, and repairs which do not improve or extend the respective lives of the assets are expensed currently.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are reviewed periodically to ensure that the depreciation method and period are consistent with the anticipated pattern of future economic benefits. Gains and losses on disposals are included in the results of operations. The useful life of the equipment being depreciated is between three and five years.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Intangible Assets

Acquired patents, licensing rights and trademarks are capitalized at their acquisition cost or fair value. The legal costs, patent registration fees, and models and drawings required for filing patent applications are capitalized if they relate to commercially viable technologies. Commercially viable technologies are those technologies that are projected to generate future positive cash flows in the near term. Legal costs associated with applications that are not determined to be commercially viable are expensed as incurred. All research and development costs incurred in developing the patentable idea are expensed as incurred. Legal fees from the costs incurred in successful defense to the extent of an evident increase in the value of the patents are capitalized.

Capitalized costs for patents are amortized on a straight-line basis over the remaining twenty-year legal life of each patent after the costs have been incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively. Licensing right is amortized on a straight-line over a period of 10 years.

Impairment or Disposal of Long-lived Assets

The Company applies the provisions of ASC Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of September 30, 2009 and 2008, there was no significant impairment of its long-lived assets.

Revenue Recognition

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (SAB) 104.  Revenue is recognized at the date of shipment to customers, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Accrued Warrant Liability and Accrued Beneficial Conversion Liability

Pursuant to ASC Topic 815, “Derivatives and Hedging,” the Company recorded the fair value of all outstanding options, warrants, and beneficial conversion features as accrued liabilities at September 30, 2008, since the Company did not have enough authorized shares to satisfy the exercise of its outstanding, options, warrants, and the conversion of the convertible promissory notes.  The Company reclassified the liabilities into additional paid-in capital on November 7, 2008, when the Company increased the number of authorized shares to 400,000,000.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. In addition, the Company has long-term debt with financial institutions. The carrying amounts of the line of credit and other long-term liabilities approximate their fair values based on current rates of interest for instruments with similar characteristics.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of September 30, 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Earnings Per Share

Earnings per share is calculated in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic earnings per share is based upon the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period, plus the potential dilutive effect of common shares issuable upon exercise or conversion of outstanding stock options and warrants during the period.  Due to the net loss, none of the potential dilutive securities have been included in the calculation of dilutive earning per share since their effect would be anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation.”  ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company uses the Black-Scholes option-pricing model which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and the Company’s expected stock price volatility over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of the Company’s employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with ASC 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Recent Accounting Pronouncements

In June 2008, FASB issued ASC Topic 815, “Derivatives and Hedging,” which provides a two-step model to determine whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception in ASC 815-10-15-74. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008.  This standard triggers liability accounting on all instruments and embedded features exercisable at strike prices denominated in any currency other than the functional currency of the operating entity.  The Company does not believe that the adoption of this pronouncement will have an impact on the Company’s consolidated financial statements.

On January 1, 2009, the Company adopted ASC sub-topic 810-10 (formerly SFAS No. 160, “Accounting and Reporting on Non-controlling Interest in Consolidated Financial Statements, an Amendment of ARB 51”). ASC 810-10 states that accounting and reporting for minority interests are to be recharacterized as noncontrolling interests and classified as a component of equity. The calculation of earnings per share continues to be based on income amounts attributable to the parent. ASC 810-10 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but affects only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  The adoption of ASC 810-10 did not have a material impact on the Company’s consolidated financial statements.

During the second quarter of 2009, the Company adopted guidance issued by the Financial Accounting Standards Board (“FASB”) in April 2009 that is intended to provide additional application guidance and enhance disclosures about fair value measurements and impairments of securities and guidance that expanded the fair value disclosures required for all financial instruments within the scope of ASC Topic 825 “Financial Instruments” to interim periods. The adoption of this guidance did not materially impact the consolidated financial statements.

In April 2009, the FASB issued an accounting standard to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. This standard will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis. This standard provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this standard does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. This standard became effective for interim and annual periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued an accounting standard that requires disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this accounting standard, fair values for these assets and liabilities were only disclosed annually. This standard applies to all financial instruments within its scope and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This standard does not require disclosures for earlier periods presented for comparative purposes at initial adoption, but in periods after the initial adoption, this standard requires comparative disclosures only for periods ending after initial adoption. The adoption of this standard did not have a material impact on the disclosures related to its consolidated financial statements.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

In June 2009, the FASB issued an accounting standard amending the accounting and disclosure requirements for transfers of financial assets. This accounting standard requires greater transparency and additional disclosures for transfers of financial assets and the entity’s continuing involvement with them and changes the requirements for derecognizing financial assets. In addition, it eliminates the concept of a qualifying special-purpose entity (“QSPE”). This accounting standard is effective for financial statements issued for fiscal years beginning after November 15, 2009. The Company has not completed the assessment of the impact this new standard will have on the Company’s financial condition, results of operations or cash flows.

In June 2009, the FASB issued guidance which amends certain ASC concepts related to consolidation of variable interest entities (formerly SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”). This guidance is effective for fiscal years beginning after November 15, 2009. The Company is currently evaluating the impact the adoption of this guidance will have on the consolidated financial statements.

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of the valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Note 3 - Equipment

Equipment consists of the following:

	September 30,	September 30,
	2009	2008
Office furniture & equipment	$9,879	$4,211
Computer equipment	8,930	7,935
	18,809	12,146
Less: accumulated depreciation	(7,450)	(2,488)
Equipment, net	$11,359	$9,658

The Company recorded depreciation expense of $ 4,962, and $1,669 for the years ended September 30, 2009 and 2008, respectively.

Note 4 - Intangible Assets

The Company incurred legal costs in acquiring patent and trademark rights. These costs are projected to generate future positive cash flows and have been capitalized to intangible assets in the period incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively.

	September 30,	September 30,
	2009	2008
Patents	$78,724	$59,198
Trademarks	12,487	12,187
License rights	8,429	-
	99,640	71,385
Less: accumulated amortization	(2,460)	(609)
Intangibles, net	$97,180	$70,776

The Company recorded amortization expense related to trademarks of $1,851 and $609 for the years ended September 30, 2009 and 2008, respectively.  No amortization has been recorded for the patents as of September 30, 2009, as the patents have not been issued to the Company.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

The following table summarizes the amortization over the next 5 years:

Years ended September 30,	Amount
2010	$4,209
2011	4,209
2012	4,209
2013	4,209
2014	4,209

Note 5 - Convertible Promissory Notes

Convertible Promissory Note Issued August 15, 2006

On August 15, 2006, the Company issued a secured promissory note (the “August 2006 Note”) for $250,000 to an unrelated entity (the “Holder”).  On November 10, 2007, the August 2006 Note was amended (the “Amended Note”).  At the date of the amendment, the Company was obligated to pay to the Holder $262,356 which represented the principal and accrued interest, and the Holder was entitled to purchase shares of the Company’s securities pursuant to a Warrant to Purchase Common Stock dated August 15, 2006 (“August 2006 Warrant”).  In contemplation of the completion of the reverse merger, the Company and the Holder reached an agreement whereby this Amended Note superseded the August 2006 Note and canceled the August 2006 Warrant.  The principal amount of the Amended Note is $262,356, is unsecured and is convertible into 6,340,029 shares of common stock of the Company and bears interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with the accrued but unpaid interest, shall be due and payable upon the earlier of (i) November 9, 2010, at the written request of the holder to the Company, or (ii) the occurrence of an event of default.  At the date of conversion, the Company determined that the Amended note had a beneficial conversion feature with a fair value of $767,047. The Company recorded a debt discount of $262,356 and expensed as financing costs the $504,691 of the beneficial conversion feature that exceeded the principal balance.

Convertible Promissory Note Issued February 19, 2009

On February 18, 2009, the Company issued to an unrelated third party, (1) an unsecured convertible promissory note for an aggregate principal balance of $75,000 with a conversion price of $0.20 per share, and (2) 37,500 shares of the Company’s restricted common stock.  The interest rate on the note is 4.0% per annum and had an original maturity date of March 31, 2009, which was subsequently amended to May 31, 2009.  The Company determined the relative fair value of the convertible promissory note and the stock on the date of issuance.  The fair value of the stock was $4,246 which was recorded as a debt discount and was amortized over the original maturity date and included in financing expenses in the accompanying consolidated financial statements.  As of September 30, 2009, the promissory note was in default for non-payment; however on January 12, 2010, the Company and the note holder agreed to settle the principal and accrued interest due for a cash payment of $25,000 and 765,625 shares of the Company’s common stock.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Convertible Promissory Note Issued March 3, 2009

On March 3, 2009, the Company issued an unsecured convertible promissory note to an unrelated third party for an aggregate principal balance of $25,000 with a conversion price of $0.20.  The convertible promissory note was due on April 30, 2009 and is non-interest bearing.  However, the note was subsequently amended to extend the due date to May 31, 2009.  As of September 30, 2009, the promissory note was in default for non-payment; however, the Company and the note holder have verbally agreed to settle the principal and accrued interest due for a cash payment of $12,500 and 156,250 shares of the Company’s common stock.

The Company recorded interest expense relating to the convertible promissory notes of $12,327 and $10,056 for the years ended September 30, 2009 and 2008, respectively.

The Company amortized $114,272 and $21,289 of the debt discount for the years ended September 30, 2009 and 2008, respectively.  The unamortized discount as of September 30, 2009 and 2008, was $126,795 and $241,067, respectively.

The following table summarizes the convertible promissory notes:

Description	Balance
Balance, September 30, 2008, net	$21,289
Issue convertible note, February 19, 2009	75,000
Issue convertible note, March 3, 2009	25,000
Additional debt discounts	(4,245)
Amortization of debt discounts	118,517
Balance, September 30, 2009, net	235,561
Less, current portion	(100,000)
Convertible note, long term	$135,561

Note 6 - Convertible Stockholder Notes

Stockholder Notes Issued March 27, 2007

On March 27, 2007, the Company issued convertible promissory notes to two stockholders of the Company.  The principal amount of each convertible promissory note was $20,000 for a combined total of $40,000.  The convertible promissory notes bear interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, and were scheduled to mature on March 27, 2009; however, the maturity dates were extended to July 31, 2009. As of September 30, 2009, the convertible notes were in default for non-payment; however on December 3, 2009, the note holder agreed to convert the notes into shares of the Company’s common stock in accordance with the conversion option provided for by the notes.  All or a portion of the outstanding principal amount and accrued interest was originally convertible at the option of the note holder at $0.01 per share (adjusted to reflect subsequent stock dividends, stock splits into common stock of the Company, combinations or recapitalizations). All unpaid principal, together with any then unpaid and accrued interest and any other amounts payable hereunder, is due and payable on the earlier of (i) that date which is two years after the issue date listed above, or (ii) when, upon or after the occurrence of an Event of Default as defined in the promissory note.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Subsequent to issuing this convertible promissory note and prior to September 30, 2007, the two stockholders advanced the Company an additional $6,200 each for a combined total of $12,400.  The amount due under all notes to these stockholders at September 30, 2007, was $52,400.

On October 25, 2007, the Company issued convertible promissory notes to the above stockholders.  Each note was for $10,000 which included the $6,200 that was previously advanced and an additional $3,800.  The combined total for the two convertible promissory notes was $20,000.  The promissory notes bear interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, and mature on October 25, 2009.  On December 3, 2009, the note holder agreed to extend the maturity date until such time as the Company has sufficient cash to repay these notes.

Pursuant to the reverse merger transaction, $40,000 (see above) of CelLynx-California convertible notes with a conversion price of $0.01 per share were converted into $40,000 of the Company’s convertible notes with a conversion price of approximately $0.0079 per share, and $20,000 (see above) of CelLynx-California convertible notes with a conversion price of $0.10 per share were converted into $20,000 of the Company’s convertible notes with a conversion price of approximately $0.0795 per share.  With the conversion of the notes, the Company expensed the unamortized debt discount at July 24, 2008.  The fair value of the conversion liability at July 24, 2008 was $743,163.  The change in value of the convertible promissory notes before the merger and at the merger date was $397,177, which was allocated $60,000 to discount on notes and $337,177 as change in the conversion liability.

Stockholder Note Issued February 4, 2009

On February 4, 2009, the Company issued an unsecured convertible promissory note to a related party for an aggregate principal amount of $43,000.  The convertible promissory note has a conversion price of $0.20.  The convertible promissory note was due on March 31, 2009, and was non-interest bearing.  However, the note was subsequently amended to extend the due date to May 31, 2009, and to accrue interest from the inception of the note at a rate of 4.0%.  As of September 30, 2009, the promissory note was in default for non-payment; however on January 5, 2010, the Company and the note holder agreed to settle the principal and accrued interest due for a cash payment of $25,000 and 305,625 shares of the Company’s common stock.

The Company recorded interest expense related to the notes of $3,502 for the year ended September 30, 2009.

The Company amortized $44,882 and $64,796 of the debt discount for the years ended September 30, 2009 and 2008, respectively.  The unamortized discount as of September 30, 2009 and 2008, was $1,092 and $45,974, respectively.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

The following table summarizes the stockholder convertible promissory notes:

Description	Balance
Balance, September 30, 2008, net	$14,026
Issue convertible note, February 4, 2009	43,000
Amortization of debt discounts	44,882
Balance, September 30, 2009, net	$101,908

Note 7 - License Agreement

On January 12, 2009, the Company entered into a License Agreement with an unrelated party.  The License Agreement gives the Company the right to manufacture, have manufactured, use, import, and offer to sell, lease, distribute or otherwise exploit the technology rights and intellectual rights.  The License Agreement has a term of ten years.  As consideration for the License Agreement, the Company issued 57,143 shares of its common stock and paid $1,000 in cash.  The Company determined the fair value of the License Agreement to be $7,429 based on the market value of its common stock on the date of the agreement plus the $1,000, for a total acquisition cost of $8,429, which is included in the accompanying consolidated balance sheets and is being amortized over ten years.

The Company recorded amortization expense related to the licensing agreement of $633 and $0 for the years ended September 30, 2009 and 2008, respectively.

Note 8 - Consulting Agreement

On March 31, 2009, the Company entered into a Consulting Agreement with an outside third party.  In connection with this Consulting Agreement, the Company issued warrants to purchase 2,000,000 shares of its Common Stock.  The exercise price for the warrants is as follows:

Number of
warrants issued	Exercise Price

300,000	$0.10 per share
500,000	$0.15 per share
600,000	$0.20 per share
600,000	$0.25 per share
2,000,000

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

The vesting schedule is as follows:

Number of
warrants issued	Exercise Price	Vesting dates

300,000	$0.10 per share	Immediately
500,000	$0.15 per share	Immediately
50,000	$0.20 per share	Immediately
550,000	$0.20 per share	At time of extension
600,000	$0.25 per share	12 months after the execution of consulting agreement
2,000,000

On March 31, 2009, the date of issuance, the fair value of the 850,000 vested warrants was $88,037.  The fair value was computed using the Black-Scholes option pricing model under the following assumptions: (1) expected life of 3 years; (2) volatility of 110%; (3) risk free interest of 2.22% and (4) dividend rate of 0%.  The Company recorded $88,037 as consulting expense on the consolidated financial statements.

At September 30, 2009, the Company determined the fair value of the 600,000 warrants to be $60,690.  The fair value was computed using the Black-Scholes option pricing model under the following assumptions: (1) expected life of 2.50 years; (2) volatility of 110%; (3) risk free interest of 2.22% and (4) dividend rate of 0%.  The shares vest at 12 months after the execution of the consulting agreement; therefore, the Company will amortize the expense over the vesting period of one year.  The Company recorded $30,345 as consulting expense for the year ended September 30, 2009 which represents 50% of the fair value at September 30, 2009.  Each quarter, the Company will determine the fair value of the warrants and record the expense related to the vested warrants.

Note 9 - Stockholders’ Equity

On January 13, 2009, the Company issued 57,143 to obtain a licensing right from an un-related party.

On February 18, 2009, the Company issued 37,500 shares of common stock to an unrelated third party in connection to an issuance of a convertible promissory note agreement.

On March 16, 2009, the Company entered into a six-month consulting agreement with an unrelated party.  As compensation for the consulting services, the Company will issue 50,000 shares per month.  On May 28, 2009, the consulting agreement was amended to obtain additional work for six months.  The Company will pay $5,000 and issue an additional 22,727 shares per month for six months.  The Company can terminate the consulting agreement upon a thirty-day written notice to the unrelated party.

The Company issued an additional 3,530,000 common stock for consulting services during the third and fourth quarters of 2009.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

On April 23, 2009, the Company entered into a Securities Issuance Agreement (“Securities Agreement”) with four related parties (the “Investors”).  Pursuant to the Securities Agreement, the Company agreed to sell and issue to the Investors 2,785,000 shares of its common stock and warrants to purchase 2,785,000 shares of common stock at $0.10 per share for an aggregate purchase price of $278,500.  In addition, the company agreed to sell additional common stock and warrants at $0.10 per share up to 2 million shares.  As of September 30, 2009 the Company sold 3,785,000 shares of common stock and warrants.  The Company determined the fair value of the 3,785,000 warrants to be $512,920.  The fair value was computed using the Black-Scholes option pricing model under the following assumptions: (1) expected life of 3 years; (2) volatility of 110%; (3) risk free interest of 1.16% - 1.97% and (4) dividend rate of 0%.  The warrants are exercisable immediately and have an exercise price based on the share price at the date of grant.

On May 1, 2009, as part of the Securities Agreement, the Company accepted the resignations of Mr. Legendre as Executive Chairman of the Board of Directors of the Company, and of Mr. Risheq as an officer of the Company.  The Company agreed that all of Mr. Legendre’s 12,234,608 options would be immediately canceled.  As full compensation for his services to the Company to date, he would receive 2,000,000 shares of common stock.  In addition, the Company agreed that all of Mr. Risheq’s 9,645,889 options would be immediately canceled.  As full compensation for his services to the Company to date, he would receive 1,500,000 shares of common stock.

On May 6, 2009, the Company entered into a one year agreement with its new Executive Chairman that provides for monthly payments of $10,000 and the issuance of 100,000 options to purchase shares of the Company’s common stock for $0.16 per share.

As of September 30, 2009 the Company issued 400,000 shares of common stock for accounting services.

During the fourth quarter, the Company entered into stock subscription agreements and issued a total of 3,060,000 shares of common stock for $334,500.

Stock Options

On December 3, 2007, the Board of Directors adopted the 2007 Stock Incentive Plan (the “Plan”) of CelLynx, Inc.  All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards under the Plan.  The Plan is administered by the Board.  The Board shall have authority to grant awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  Subject to certain adjustments, awards may be made under the Plan for up to 25,000,000 shares of common stock of the Company.  The Board shall establish the exercise price at the time each option is granted.  In July 2008, the Company amended to increase the number of awards from 25,000,000 to 75,000,000.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

The following table summarizes information with respect to options issuable under the Plan and outside the Plan.

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinisic Value
Outstanding, October 11, 2005 (date of inception)	-
Granted	5,660,682	$0.015
Forfeited	(4,245,512)
Exercised	-
Outstanding, September 30, 2006	1,415,170	$0.015
Granted	-
Canceled	-
Exercised	-
Outstanding at September 30, 2007	1,415,170	$0.015
Granted	52,486,693	$0.075
Canceled	-
Exercised	-
Outstanding at September 30, 2008	53,901,863	$0.072
Granted	9,546,081	$0.158
Canceled	(35,734,111)	$0.074
Exercised	-
Outstanding at September 30, 2009	27,713,833	$0.102	$2,227,543
Exercisable at September 30, 2009	10,502,335	$0.075	$1,109,850

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

The number and weighted average exercise prices of all options outstanding as of September 30, 2009, are as follows:

Options outstanding
Range of Exercise Price	Number Outstanding September 30, 2009	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

$0.014	943,447	$0.014	6.08
$0.016	471,723	$0.016	6.25
$0.072	3,339,944	$0.072	3.71
$0.079	13,412,638	$0.079	3.42
$0.110	1,414,960	$0.110	4.35
$0.120	2,032,520	$0.120	4.29
$0.160	1,408,961	$0.160	4.60
$0.170	2,900,000	$0.170	4.98
$0.180	48,000	$0.180	4.20
$0.210	1,500,000	$0.210	4.85
$0.260	241,640	$0.260	4.68
	27,713,833

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

The number and weighted average exercise prices of all options exercisable as of September 30, 2009, are as  follows:

Options outstanding
Range of Exercise Price	Options exercisable September 30, 2009	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

$0.014	943,447	$0.014	6.08
$0.016	471,723	$0.016	6.25
$0.072	1,451,490	$0.072	3.68
$0.079	6,867,921	$0.079	3.36
$0.110	267,540	$0.110	4.40
$0.120	20,054	$0.120	4.43
$0.160	276,161	$0.160	4.60
$0.180	48,000	$0.180	4.20
$0.210	28,295	$0.210	4.85
$0.260	127,704	$0.260	4.68
	10,502,335

The assumptions used in calculating the fair values of options granted using the Black-Scholes option-pricing model are as follows:

	September 30, 2009	September 30, 2008
Expected life (years)	2.63 to 6.16	2.6 to 4.0
Risk-free interest rate	.56% to 4.57%	1.9% to 4.1%
Expected volatility	110%	100%
Expected dividend yield	0%	0%

The weighted average grant-date fair value for the options granted during the year ended September 30, 2009 and 2008, was $0.076 and $0.06, respectively.

The compensation expense related to the unvested options as of September 30, 2009, was $1,359,254, which will be recognized over the weighted average period of 2.26 years. Stock-based compensation expense to employees and non employees for the years ended September 30, 2009 and 2008, was $690,353 and $2,625,106, respectively.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Warrants

On July 23, 2008, the Company issued warrants to purchase 10,500,000 shares of its common stock at an exercise price of $0.20.  The Warrants expire on July 22, 2010, except in the event that at any time the Company has manufactured 25 or more of its mobile or home repeater units, then the Company may, at its option, accelerate the expiration of the warrants by giving notice to the holder.  If the holder does not exercise the warrant within 30 days of the giving of the notice of acceleration, the warrants will expire and the holder will have no further rights to acquire any shares of the company under the warrants.  The Company gave notice of acceleration on February 27, 2009.  The Company canceled the 10,500,000 warrants as none of them had been exercised within the required 30 days.

The following table summarizes the warrant activity for the year ended September 30, 2009:

Number of warrants issued
Outstanding, September 30, 2008	10,500,000
Granted	5,785,000
Cancelled	(10,500,000)
Exercised	-
Outstanding, September 30,2009	5,785,000

Note 10 - Commitments and Contingencies

Operating Leases

On February 21, 2008, the Company entered into a one-year lease for office space for its El Dorado Hills, California, office, which was subsequently amended to extend the lease term to March 31, 2010.  The lease requires monthly payments of $2,198. On August 26, 2008, the Company entered into an eighteen-month lease for office space for its Mission Viejo, California, office beginning on October 1, 2008 and expiring on March 31, 2010.  The lease requires monthly payments of $4,664.

The Company recorded rent expense of $77,780 and $13,188 for years ended September 30, 2009 and 2008, respectively.

The Company expects to pay approximately $41,200 during the year ended September 30, 2010 for the two leases.

Litigation

The Company is subject to various legal matters in the ordinary course of business.  After taking into consideration the Company’s legal counsels’ evaluation of these matters, the Company has determined that the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial statements.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

Note 11 - Taxes

We have provided no current income taxes due to the losses incurred from October 11, 2005 (date of inception), through September 30, 2009.  Net operating losses of approximately $3,877,145 at September 30, 2009, are available for carryover.  The net operating losses will expire from 2022 through 2024.  We have provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover due to our limited operating history.  In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.  When we demonstrate a history of profitable operation, we will reduce our valuation allowance at that time.

A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended September 30, 2009 and 2008, follows:

	September 30,	September 30,
	2009	2008
Statutory federal income tax rate	(0.34)	(0.34)
State income taxes (benefit), net of federal taxes	(0.06)	(0.06)
Equity instruments issued for compensation/services	0.15	0.19
Change in derivative liabilities	0.02	0.06
Non-cash financing costs	-	0.05
Valuation allowance	0.23	0.10
Effective income tax rate	-	-

The significant components of deferred tax assets and liabilities are as follows:

	September 30,	September 30,
	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$1,694,205	$836,646
Valuation allowance	(1,694,205)	(836,646)
Net deferred tax assets	$-	$-

Note 12 - Subsequent Events

On October 13, 2009, the Company received $50,000 from an unrelated party for a subscription agreement at $0.10 per share for a total of 500,000 shares.

On October 22, 2009, the Company received $140,000 from an unrelated party for a subscription agreement at $0.10 per share for a total of 1,400,000 shares.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

On November 12, 2009, the Company received $10,000 from an unrelated party for a subscription agreement at $0.10 per share for a total of 100,000 shares.

On December 4, 2009, the Company received $110,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 1,833,333 shares.  The Company also issued warrants to purchase up to an additional 1,833,333 shares.

On December 7, 2009, the Company received $105,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 1,750,000 shares.  The Company also issued warrants to purchase up to an additional 1,750,000 shares.

On December 9, 2009, the Company received $110,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 1,833,333 shares.  The Company also issued warrants to purchase up to an additional 1,833,333 shares.

On December 9, 2009, the Company received $55,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 916,667 shares.  The Company also issued warrants to purchase up to an additional 966,667 shares.

On December 15, 2009, the Company received $18,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 300,000 shares.  The Company also issued warrants to purchase up to an additional 300,000 shares.

On December 15, 2009, the Company received $10,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 166,667 shares.  The Company also issued warrants to purchase up to an additional 166,667 shares.

On December 28, 2009, the Company received $10,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 166,667 shares.  The Company also issued warrants to purchase up to an additional 166,667 shares.

On January 7, 2010, the Company received $5,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 83,335 shares.  The Company also issued warrants to purchase up to an additional 83,335 shares.

On January 8, 2010, the Company received $250,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 4,166,667 shares.  The Company also issued warrants to purchase up to an additional 4,166,667 shares.

CELLYNX GROUP, INC
Notes to Consolidated Financial Statements
For the Years Ended September 30, 2009 and 2008

On January 12, 2010, the Company received $450,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 7,500,000 shares.  The Company also issued warrants to purchase up to an additional 7,500,000 shares.

On January 12, 2010, the Company received $60,000 from an unrelated party for a subscription agreement at $0.06 per share for a total of 1,000,000 shares.  The Company also issued warrants to purchase up to an additional 1,000,000 shares.

The Company has performed an evaluation of subsequent events through January 13, 2010, which is the date the consolidated financial statements were issued and no additional significant subsequent events warrant disclosure.

CelLynx Group, Inc.
Consolidated Financial Statements

CELLYNX GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2009	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$28,316	$6,776
Accounts receivable	6,171	-
Inventory	43,554	16,316
Prepaids and the other current assets	114,713	15,750
TOTAL CURRENT ASSETS	192,754	38,842

EQUIPMENT, net	10,031	11,359
INTANGIBLE ASSETS, net	104,072	97,180
OTHER ASSETS	16,190	16,190
TOTAL ASSETS	$323,047	$163,571

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$977,522	$832,634
Accrued interest	46,325	28,334
Convertible stockholder notes, net of debt discount of $0 and $1,092
as of December 31, 2009 and September 30, 2009, respectively	103,000	101,908
Convertible promissory notes, net of debt discount of $97,992 and $0
as of December 31, 2009 and September 30, 2009, respectively	264,364	100,000
TOTAL CURRENT LIABILITIES	1,391,211	1,062,876

LONG TERM LIABILITIES:
Convertible promissory note, net of debt discount of $126,795
as of September 30, 2009	-	135,561
TOTAL LIABILITIES	1,391,211	1,198,437

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
Series A preferred stock, $0.001 par value;100,000,000 shares authorized;
nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 400,000,000 shares authorized; 146,418,790 and
137,379,397 shares issued and outstanding as of December 31, 2009 and
September 30, 2009, respectively	146,419	137,379
Additional paid-in capital	11,294,129	10,501,965
Accumulated deficit	(12,508,712)	(11,674,210)
Total stockholders' deficit	(1,068,164)	(1,034,866)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$323,047	$163,571

The accompanying notes are an integral part of these consolidated financial statements.

CELLYNX GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended
	December 31, 2009	December 31,2008
	(unaudited)	(unaudited)

Net Revenue	$11,820	$-

Cost of Revenue	9,559	-
Gross profit	2,261	-

Operating expenses
Research and development	22,604	151,527
General and administrative	766,280	621,813
Total operating expenses	788,884	773,340

Loss from operations	(786,623)	(773,340)

Non-operating income (expense):
Interest and financing costs, net	(47,879)	(50,042)
Change in fair value of accrued beneficial conversion liability	-	251,410
Change in fair value of accrued warrant liability	-	(419,571)
Total non-operating expense, net	(47,879)	(218,203)

Loss before provision for income taxes	(834,502)	(991,543)

Provision for income taxes	-	-

Net loss	$(834,502)	$(991,543)

Weighted average shares outstanding - Basic and Diluted:	140,714,212	107,268,745

Earnings per share - Basic and Diluted:	$(0.01)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

CELLYNX GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2008

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, September 30, 2007	41,107,396	$41,107	27,153,988	$27,154	$648,022	$(1,036,912)	$(320,629)

Shares issued for cash	-	-	938,897	939	745,345	-	746,284
Shares issued for services	4,408,638	4,409	4,362,037	4,362	563,231	-	572,002
Fair value of stock options reclassified to share-based compensation liability	-	-	-	-	(89,618)	-	(89,618)
Shares issued in merger with Norpac Technologies, Inc.	-	-	48,097,890	48,098	1,200,650		1,248,748
Fair value of warrants transferred to liability	-	-	-	-	(731,681)	-	(731,681)
Net loss	-	-	-	-	-	(6,658,536)	(6,658,536)

Balance, September 30, 2008	45,516,034	$45,516	80,552,812	$80,553	$2,335,949	$(7,695,448)	$(5,233,430)

Conversion of preferred stock to common stock upon the increase of authorized shares	(45,516,034)	(45,516)	45,516,034	45,516	-	-	-
Reclassification of share based compensation liability to equity	-	-	-	-	2,701,572	-	2,701,572
Fair value of share based compensation for employees and consultants	-	-	-	-	690,353	-	690,353
Reclassification of beneficial conversion liability to equity	-	-	-	-	2,120,181	-	2,120,181
Reclassification of warrant liability to equity	-	-	-	-	1,023,564	-	1,023,564
Issuance of common stock for the purchase of licensing rights	-	-	57,143	57	7,372	-	7,429
Issuance of common stock for promissory note	-	-	37,500	38	4,208	-	4,246
Issuance of warrants for consulting services	-	-	-	-	118,382	-	118,382
Issuance of common stock for accounting services	-	-	400,000	400	71,600	-	72,000
Issuance of common stock for consulting services	-	-	3,970,908	3,971	722,628	-	726,599
Issuance of common stock for cash	-	-	6,845,000	6,844	706,156	-	713,000
Net loss	-	-	-	-	-	(3,978,762)	(3,978,762)

Balance, September 30, 2009	-	$-	137,379,397	$137,379	$10,501,965	$(11,674,210)	$(1,034,866)

Fair value of share based compensation for employees and consultants	-	-	-	-	170,182	-	170,182
Issuance of warrants for consulting services	-	-	-	-	13,822	-	13,822
Issuance of common stock for consulting services	-	-	72,727	73	9,927	-	10,000
Issuance of common stock for cash	-	-	8,966,666	8,967	598,233	-	607,200
Net loss	-	-	-	-	-	(834,502)	(834,502)
Balance, December 31, 2009 (unaudited)	-	$-	146,418,790	$146,419	$11,294,129	$(12,508,712)	$(1,068,164)

Effective July 24, 2008, the Company effected a 1.2579 for 1 forward stock split of the authorized, issued and outstanding common stock, without change to par value. All share amounts have been retroactively adjusted for all periods presented.

Effective July 24, 2008, the Company issued Series A Preferred Stock on a pro rata basis to the shareholders of CelLynx, Inc.  All share amounts have been retroactively adjusted for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements.

CELLYNX GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended	Three Months Ended
	December 31, 2009	December 31, 2008
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(834,502)	$(991,543)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,844	1,159
Warrants issued for services	13,822	-
Stock issued for services	10,000	-
Stock compensation expense for options issued to employees and consultants	170,182	122,867
Change in fair value of accrued beneficial conversion liability	-	(251,410)
Change in fair value of accrued warrant liability	-	419,571
Amortization of debt discount	29,895	47,779
Changes in operating assets and liabilities:
Change in accounts receivable	(6,171)	-
Change in inventory	(27,238)	-
Change in other assets	13,062	(4,664)
Change in accounts payable, accrued expenses and accrued interest	45,021	96,951
Net cash used in operating activities	(584,085)	(559,290)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(4,263)
Purchase of intangible assets	(1,575)	(7,755)
Net cash used in investing activities	(1,575)	(12,018)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	618,000	-
Payment of offering costs associated with the sale of common stock	(10,800)	-
Net cash provided by financing activities	607,200	-

NET INCREASE (DECREASE) IN CASH	21,540	(571,308)

CASH, BEGINNING OF PERIOD	6,776	599,024

CASH, END OF PERIOD	$28,316	$27,716

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING:
Reclassification of share-based compensation liability to additional paid-in capital	$-	$2,701,572
Reclassification of accrued beneficial conversion liability to additional paid-in capital	$-	$2,120,181
Reclassification of accrued warrant liability to additional paid-in capital	$-	$1,023,564

 The accompanying notes are an integral part of these consolidated financial statements.

Note 1 - Organization

The unaudited consolidated financial statements have been prepared by CelLynx Group, Inc. (the “Company”), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s Annual Report on Form 10-K. The results for the three months ended December 31, 2009, are not necessarily indicative of the results to be expected for the full year ending September 30, 2010.

Organization and Line of Business

CelLynx Group, Inc., formerly known as NorPac Technologies, Inc. (hereinafter referred to as “CelLynx” or the “Company”), was originally incorporated under the laws of the State of Minnesota on April 1, 1998.

On July 23, 2008, prior to the closing of the Share Exchange Agreement (described below), the Company entered into a Regulation S Subscription Agreement pursuant to which the Company issued 10,500,000 shares of its common stock and warrants to purchase 10,500,000 shares of common stock at an exercise price of $0.20 per share to non-U.S. persons for an aggregate purchase price of $1,575,000.

On July 24, 2008, the Company entered into a Share Exchange Agreement, as amended, with CelLynx, Inc. a California corporation ("CelLynx-California") and twenty-three (23) CelLynx-California shareholders who, immediately prior to the closing of the transaction collectively held 100% of CelLynx-California’s issued and outstanding shares of capital stock.  As a result, the CelLynx-California shareholders were to receive 77,970,956 shares of the Company’s common stock in exchange for 100%, or 61,983,580 shares, of capital stock of CelLynx-California’s common stock.  However, the Company had only 41,402,110 authorized, unissued and unreserved shares of common stock available, after taking into account the shares of common stock issued in the July 23, 2008, financing described above.  Pursuant to the Share Exchange Agreement, in the event that there was an insufficient number of authorized but unissued and unreserved common stock to complete the transaction, the Company was to issue all of the available authorized but unissued and unreserved common stock to the CelLynx-California shareholders in a pro rata manner and then establish a class of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and issue that number of shares of Series A Preferred Stock such that the common stock underlying the Series A Preferred Stock plus the common stock actually issued to the CelLynx-California shareholders would equal the total number of shares of common stock due to the CelLynx-California shareholders under the Share Exchange Agreement.  As a result, the Company issued to the CelLynx-California shareholders an aggregate of 32,454,922 shares of common stock and 45,516,034 shares of Series A Preferred Stock.  The Series A Preferred Stock automatically would convert into common stock on a one-to-one ratio upon the authorized capital stock of the Company being increased to include not less than 150,000,000 shares of common stock.

On November 7, 2008, the Company amended the Articles of Incorporation to increase the number of authorized shares to 400,000,000 and converted the 45,516,034 shares of Series A Preferred Stock into 45,516,034 shares of the Company’s common stock.

The exchange of shares with CelLynx-California was accounted for as a reverse acquisition under the purchase method of accounting because the shareholders of CelLynx-California obtained control of the Company. On August 5, 2008, NorPac Technologies, Inc., changed its name to CelLynx Group, Inc.  Accordingly, the merger of CelLynx-California into the Company was recorded as a recapitalization of CelLynx-California, with CelLynx-California being treated as the continuing entity. The historical financial statements presented are the financial statements of CelLynx-California. The Share Exchange Agreement has been treated as a recapitalization and not as a business combination; therefore, no pro forma information is disclosed. At the date of this transaction, the net assets of the legal acquirer CelLynx Group, Inc., were $1,248,748.

As a result of the reverse merger transactions described above, the historical financial statements presented are those of CelLynx-California, the operating entity.  Each CelLynx-California shareholder received 1.2579292 shares of stock in the Company for each share of CelLynx-California capital stock.  All shares and per-share information have been retroactively restated for all periods presented to reflect the reverse merger transaction.

On October 27, 2008, the Board of Directors approved a change of the Company’s fiscal year end from June 30 to September 30 to agree with the fiscal year of CelLynx-California.  The fiscal year end change was effective for the year ended September 30, 2008.

The Company develops and manufactures a cell phone signal amplifier.

Going Concern and Exiting Development Stage

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity and debt financing to continue operations and to generate sustainable revenue. There is no guarantee that the Company will be able to raise adequate equity or debt financing or generate profitable operations. For the three months ended December 31, 2009, the Company incurred a net loss of $834,502.  As of December 31, 2009, the Company has an accumulated deficit of $12,508,712.  These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  During the three months ended December 31, 2009, the Company raised $618,000 through the issuance of common stock, and management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company’s product.

The Company was in the development stage through June 30, 2009.  In July 2009, the Company received the first 220 units from its manufacturer.  As of July 2009, the Company was fully operational and as such was no longer considered a development stage company.  During the period that the Company was considered a development stage company, the Company incurred accumulated losses of approximately $10,948,625.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The accompanying consolidated financial statements include the accounts of CelLynx Group, Inc., and its 100% wholly owned subsidiary, CelLynx, Inc.  All intercompany accounts and transactions have been eliminated within the consolidation.

Cash

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Inventory

Inventory consists of finished goods ready for sale and is valued at the lower of cost (determined on a first-in, first-out basis) or market.

Accounts Receivable

The Company maintains reserves for potential credit losses for accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded based on the Company’s historical collection history.  Receivables are written off when they are determined to be uncollectible.  As of December 31, 2009, the Company did not record an allowance for bad debt.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Cash includes deposits in accounts maintained in the United States. Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the United States. As of December 31, 2009, and September 30, 2009, the Company did not have any deposits in excess of federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Equipment

Equipment is recorded at historical cost and is depreciated using the straight-line method over their estimated useful lives.  The useful life and depreciation method are reviewed periodically to ensure that the depreciation method and period are consistent with the anticipated pattern of future economic benefits. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations. The useful life of the equipment is being depreciated over three years.

Intangible Assets

Acquired patents, licensing rights and trademarks are capitalized at their acquisition cost or fair value. The legal costs, patent registration fees, and models and drawings required for filing patent applications are capitalized if they relate to commercially viable technologies. Commercially viable technologies are those technologies that are projected to generate future positive cash flows in the near term. Legal costs associated with applications that are not determined to be commercially viable are expensed as incurred. All research and development costs incurred in developing the patentable idea are expensed as incurred. Legal fees from the costs incurred in successful defense to the extent of an evident increase in the value of the patents are capitalized.

Capitalized costs for patents are amortized on a straight-line basis over the remaining twenty-year legal life of each patent after the costs have been incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively. The licensing right is amortized on a straight-line over a period of 10 years.

Impairment or Disposal of Long-lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant, and Equipment,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review, the Company believes that as of December 31, 2009, and September 30, 2009, there was no significant impairment of its long-lived assets.

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC Topic 605, “Revenue Recognition.”  Revenue is recognized at the date of shipment to customers, and when the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities and convertible debt, the carrying amounts approximate their fair values due to their short maturities. In addition, the Company has long-term debt with financial institutions. The carrying amounts of the long-term liabilities approximate their fair values based on current rates of interest for instruments with similar characteristics.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company.  ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of the valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2009, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Net Loss Per Share

The Company reports loss per share in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic earnings per share is based upon the weighted average number of common shares outstanding.  Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised.  Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period, plus the potential dilutive effect of common shares issuable upon exercise or conversion of outstanding stock options and warrants during the period.  Due to the net loss for the three months ended December 31, 2009 and 2008, none of the potential dilutive securities have been included in the calculation of dilutive earning per share because their effect would be anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC Topic 718, “Compensation – Stock Compensation.”  ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company uses the Black-Scholes option-pricing model which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and the Company’s expected stock price volatility over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of the Company’s employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with ASC 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/seller market transaction.

The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

Recent Accounting Pronouncements

In June 2008, FASB issued ASC Topic 815, “Derivatives and Hedging,” which provides a two-step model to determine whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the scope exception in ASC 815-10-15-74. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008.  This standard triggers liability accounting on all instruments and embedded features exercisable at strike prices denominated in any currency other than the functional currency of the operating entity.  The adoption of this pronouncement did not have an impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

On December 15, 2009, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements.”  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

Note 3 - Equipment

Equipment consisted of the following at December 31, 2009, and September 30, 2009:

	December 31,	September 30,
	2009	2009
	(unaudited)
Office furniture and equipment	$9,879	$9,879
Computer equipment	8,930	8,930
	18,809	18,809
Accumulated depreciation	(8,778)	(7,450)
Equipment, net	$10,031	$11,359

The Company recorded depreciation expense of $1,328 and $854, for the three months ended December 31, 2009 and 2008, respectively.

Note 4 - Intangible Assets

The Company incurred legal costs in acquiring patent and trademark rights. These costs are projected to generate future positive cash flows in the near term and have been capitalized to intangible assets in the period incurred. Once each patent or trademark is issued, capitalized costs are amortized on a straight-line basis over a period not to exceed 20 years and 10 years, respectively.

Intangible assets consist of the following:
	December 31,	September 30,
	2009	2009
	(unaudited)
Patents	$86,132	$78,724
Trademarks	12,487	12,487
Licensing right	8,429	8,429
	107,048	99,640
Accumulated Amortization	(2,976)	(2,460)
Intangibles, net	$104,072	$97,180

The Company recorded amortization expense related to the trademarks of $516 and $305, for the three months ended December 31, 2009 and 2008, respectively.

No amortization has been recorded for the patents as of December 31, 2009, as the patents have not been issued to the Company.

The following table summarizes the amortization over the next 5 years:

Years ended September 30,	Amount
2010	$1,249
2011	1,249
2012	1,249
2013	1,249
2014	1,249
Thereafter	4,369

Note 5 - Convertible Promissory Note

Convertible Promissory Note Issued August 15, 2006

On August 15, 2006, the Company issued a secured promissory note (the “August 2006 Note”) for $250,000 to an unrelated entity (the “Holder”).  On November 10, 2007, the August 2006 Note was amended (the “Amended Note”).  At the date of the amendment, the Company was obligated to pay to the Holder $262,356 which represented the principal and accrued interest, and the Holder was entitled to purchase shares of the Company’s securities pursuant to a Warrant to Purchase Common Stock dated August 15, 2006 (“August 2006 Warrant”).  In contemplation of the completion of the reverse merger, the Company and the Holder reached an agreement whereby this Amended Note superseded the August 2006 Note and canceled the August 2006 Warrant.  The principal amount of the Amended Note is $262,356, is unsecured and is convertible into 6,340,029 shares of common stock of the Company and bears interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with the accrued but unpaid interest, shall be due and payable upon the earlier of (i) November 9, 2010, at the written request of the holder to the Company, or (ii) the occurrence of an event of default.  At the date of conversion, the Company determined that the Amended note had a beneficial conversion feature with a fair value of $767,047. The Company recorded a debt discount of $262,356 and expensed as financing costs the $504,691 of the beneficial conversion feature that exceeded the principal balance.

Convertible Promissory Note Issued February 19, 2009

On February 19, 2009, the Company issued to an unrelated third party, (1) an unsecured convertible promissory note for an aggregate principal balance of $75,000 with a conversion price of $0.20 per share, and (2) 37,500 shares of the Company’s restricted common stock.  The interest rate on the note is 4.0% per annum and had an original maturity date of March 31, 2009, which was subsequently amended to May 31, 2009.  The Company determined the relative fair value of the convertible promissory note and the stock on the date of issuance.  The fair value of the stock was $4,246 which was recorded as a debt discount and was amortized over the original maturity date and included in financing expenses in the accompanying consolidated financial statements.  As of December 31, 2009, the promissory note was in default for non-payment; however on January 12, 2010, the Company and the note holder agreed to a settlement.  The interest rate was adjusted to 15% retroactive to the issuance date, and the principal and accrued interest for one year would be settled for a cash payment of $25,000 and 765,625 shares of the Company’s common stock.

Convertible Promissory Note Issued March 3, 2009

On March 3, 2009, the Company issued an unsecured convertible promissory note to an unrelated third party for an aggregate principal balance of $25,000 with a conversion price of $0.20.  The convertible promissory note was due on April 30, 2009, and is non-interest bearing.  However, the note was subsequently amended to extend the due date to May 31, 2009.  As of December 31, 2009, the promissory note was in default for non-payment.

However, on January 12, 2010, the Company and the note holder have agreed to settle the principal balance for a cash payment of $12,500 and 156,250 shares of the Company’s common stock.

The Company recorded interest expense relating to the convertible promissory notes of $12,062 and $2,616 for the three months ended December 31, 2009 and 2008, respectively.

The Company amortized $28,803 and $28,803 of the debt discount for the three months ended December 31, 2009 and 2008, respectively.  The unamortized discount as of December 31, 2009, was $97,992.

The following table summarizes the convertible promissory notes:

Description
Issued convertible note, August 2006, amended November 10, 2007	$262,356
Less debt discount at December 31, 2009	(97,992)
Net balance at December 31, 2009		$164,364
Issued convertible note, February 19, 2009		75,000
Issued convertible note, March 3, 2009		25,000
Balance at December 31, 2009, net		$264,364

Note 6 - Convertible Promissory Note - Related Party

Stockholder Notes Issued March 27, 2007

On March 27, 2007, the Company issued convertible promissory notes to two stockholders of the Company.  The principal amount of each convertible promissory note was $20,000 for a combined total of $40,000.  The convertible promissory notes bear interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, and were scheduled to mature on March 27, 2009; however, the maturity dates were extended to July 31, 2009.  The convertible notes were in default for non-payment; however on December 3, 2009, the note holders agreed to convert the notes into shares of the Company’s common stock at $0.0079 in accordance with the conversion option provided for by the notes.

On October 25, 2007, the Company issued convertible promissory notes in the amount of $10,000 with a conversion price of $0.0795 to each of the stockholders.  The combined total for the two convertible promissory notes was $20,000.  The promissory notes bear interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, and mature on October 25, 2009.  On December 3, 2009, the note holders agreed to extend the maturity date until such time as the Company has sufficient cash to repay these notes.

Stockholder Note Issued February 4, 2009

On February 4, 2009, the Company issued an unsecured convertible promissory note to a related party for an aggregate principal amount of $43,000.  The convertible promissory note has a conversion price of $0.20.  The convertible promissory note was due on March 31, 2009, and was non-interest bearing.  However, the note was subsequently amended to extend the due date to May 31, 2009, and to accrue interest from the inception of the note at a rate of 4.0%.  As of December 31, 2009, the promissory note was in default for non-payment; however on January 5, 2010, the Company and the note holder agreed to a settlement.  The interest rate was adjusted to 15% retroactive to the issuance date, and the principal and accrued interest for one year would be settled for a cash payment of $25,000 and 305,625 shares of the Company’s common stock.

The Company recorded interest expense related to the notes of $5,929 and $608 for the three months ended December 31, 2009 and 2008.

The Company amortized $1,092 and $18,976 of the debt discount for the three months ended December 31, 2009 and 2008, respectively.  The unamortized discount as of December 31, 2009 and September 30, 2009, was $0, and $1,092, respectively.

The following table summarizes the stockholder convertible promissory notes:

Description
Issued convertible note, March 27, 2007	$20,000
Issued convertible note, March 27, 2007	20,000
Issued convertible note, October 25, 2007	10,000
Issued convertible note, October 25, 2007	10,000
Issued convertible note, February 4, 2009	43,000
Balance at December 31, 2009	$103,000

Note 7 - License Agreement

On January 12, 2009, the Company entered into a Licensing Agreement with an unrelated party.  The Licensing Agreement gives the Company the right to manufacture, have manufactured, use, import, and offer to sell, lease, distribute or otherwise exploit the technology rights and intellectual rights.  The License Agreement has a term of ten years.  As consideration for the License Agreement, the Company issued 57,143 shares of its common stock and paid $1,000 in cash.  The Company determined the fair value of the License Agreement to be $7,429 based on the market value of its common stock on the date of the agreement plus the $1,000, for a total acquisition cost of $8,429, which is included in the accompanying consolidated balance sheet.

The Company recorded amortization expense related to the licensing agreement of $211 and $0 for the three months ended December 31, 2009 and 2008, respectively.

Note 8 - Consulting Agreement

On March 31, 2009, the Company entered into a Consulting Agreement with an outside third party.  In connection with this Consulting Agreement, the Company issued warrants to purchase 2,000,000 shares of its Common Stock.  The exercise price for the warrants is as follows:

Number of
warrants issued	Exercise Price

300,000	$0.10 per share
500,000	$0.15 per share
600,000	$0.20 per share
600,000	$0.25 per share
2,000,000

The vesting schedule is as follows:

Number of
warrants issued	Exercise Price	Vesting dates

300,000	$0.10 per share	Immediately
500,000	$0.15 per share	Immediately
50,000	$0.20 per share	Immediately
550,000	$0.20 per share	At time of extension
600,000	$0.25 per share	March 31, 2010
2,000,000

On March 31, 2009, the date of issuance, the fair value of the 850,000 vested warrants was $88,037.  The fair value was computed using the Black-Scholes option pricing model under the following assumptions: (1) expected life of 3 years; (2) volatility of 110%; (3) risk free interest of 2.22% and (4) dividend rate of 0%.  The Company recorded $88,037 as consulting expense on the consolidated financial statements.

At December 31, 2009, the Company determined the fair value of the 600,000 warrants to be $60,092.  The fair value was computed using the Black-Scholes option pricing model under the following assumptions: (1) expected life of 2.50 years; (2) volatility of 110%; (3) risk free interest of 2.22% and (4) dividend rate of 0%.  The shares vest at 12 months after the execution of the consulting agreement; therefore, the Company will amortize the expense over the vesting period of one year.  The Company recorded $13,822 as consulting expense for the three months ended December 31, 2009 which represents 75% of the fair value at December 31, 2009.  Each quarter, the Company will determine the fair value of the warrants and record the expense related to the vested warrants.

The remaining 550,000 warrants will vest at the time of extension.  The Company will compute the fair value of these warrants at that time.

Note 9 - Stockholder’s Equity

On June 30, 2009, the Company entered into an agreement with non related parties to provide the Company capital introduction services.  The Company agrees to pay 3.33 shares of common stock for every dollar raised.  As of December 31, 2009, the non-related parties had raised $57,000.

During the three months ended December 31, 2009, the Company issued 72,727 for consulting services. The services were valued at $10,000 based on the agreement which was determined to be a more reliable measurement of the fair value.

On November 9, 2009, the Company issued 108,000 warrants valued at $13,770 for consulting services.

During the three months ended December 31, 2009, the Company issued 2,000,000 shares of $0.001 par value common stock for $0.10 per share with 2,000,000 detachable warrants.  The warrants have an exercise price of $0.10 and expire on April 1, 2012.

During the three months ended December 31, 2009, the Company issued 6,966,666 shares of $0.001 par value common stock for $0.06 per share with 6,966,666 detachable warrants.  The warrants have an exercise price of $0.20 and expire on December 1, 2012.

Stock Options

On December 3, 2007, the Board of Directors adopted the 2007 Stock Incentive Plan (the “Plan”) of CelLynx, Inc.  All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards under the Plan.  The Plan is administered by the Board.  The Board has authority to grant awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  Subject to certain adjustments, awards may be made under the Plan for up to 25,000,000 shares of common stock of the Company.  The Board shall establish the exercise price at the time each option is granted.  In July 2008, the Company amended the Plan to increase the number of awards available under the Plan from 25,000,000 to 75,000,000.

The following table summarizes information with respect to options outstanding under the Plan and outside the Plan.

	Number of	Weighted Average	Aggregate
	Shares	Exercise Price	Intrinsic Value
Outstanding at September 30, 2008	53,901,863	$0.072
Granted	9,546,081	$0.158
Canceled	(35,734,111)	$0.074
Exercised	-
Outstanding at September 30, 2009	27,713,833	$0.102
Granted	-
Canceled	-
Exercised	-
Outstanding at December 31, 2009	27,713,833	$0.102
Exercisable at December 31, 2009	12,532,497	$0.078	$2,746,987

The number and weighted average exercise prices of all options outstanding as of December 31, 2009 are as follows:

Options outstanding

			Weighted
		Weighted	Average
	Number	Average	Remaining
Range of	Outsanding as of	Exercise	Contractual Life
Exercise Price	December 31, 2009	Price	(Years)

$0.014 - 0.100	18,167,752	0.07	3.43
$0.110 - 0.150	3,447,480	0.12	4.06
$0.160 - 0.200	4,356,961	0.17	4.60
$0.210 - 0.260	1,741,640	0.22	4.57
	27,713,833

The number and weighted average exercise prices of all options exercisable as of December 31, 2009, are as follows:

Options Exercisable

			Weighted
		Weighted	Average
	Number	Average	Remaining
Range of	Outstanding As of	Exercise	Contractual Life
Exercise Price	December 31, 2009	Price	(Years)

$0.014 - 0.100	11,413,314	0.07	3.51
$0.110 - 0.150	287,594	0.11	4.15
$0.160 - 0.200	703,885	0.16	4.34
$0.210 - 0.260	127,704	0.26	4.43
	12,532,497

The assumptions used in calculating the fair value of options granted using the Black-Scholes option-pricing model are as follows:

	December 31, 2009	September 30, 2009
Expected life (years)	2.63 to 6.09	2.63 to 6.16
Risk-free interest rate	1.49% to 4.57%	.56% to 4.57%
Expected volatility	110%	110%
Expected dividend yield	0%	0%

The weighted average grant-date fair value for the options granted during the year ended September 30, 2009, was $0.76.

The compensation expense related to the unvested options as of December 31, 2009, is $1,221,948, which will be recognized over the weighted average period of 2.37 years. Stock-based compensation expense to employees and non employees for the three months ended December 31, 2009, and December 31, 2008, was $170,182 and $122,867, respectively.

On November 7, 2008, the Company increased the authorized number of common shares to 400,000,000.  The fair value of the stock option compensation liability on November 7, 2008 was $2,701,572.  The fair value was computed using the Black-Scholes model under the following assumptions: (1) expected life ranging between 2.08 and 4.2 years; (2) volatility of 100%; (3) risk free interest ranging between 1.3% and 2.6% and (4) dividend rate of 0%.  The Company reclassified this amount into additional paid-in capital.

Warrants

On November 9, 2009, the Company entered into an agreement with Seahawk Capital Partners, Inc. (“Seahawk”), to provide the Company capital introduction services, as well as strategic alliance services.  The Company agrees to pay 8% in cash fees for capital introduced by Seahawk and a number of warrants based on the cash fee amount at $0.10.  As of December 31, 2009, the Company paid a cash fee of $10,800 and issued 108,000 warrants.

The Company determined the fair value of the 108,000 warrants to be $13,770.  The fair value was computed using the Black-Scholes option pricing model under the following assumptions: (1) expected life of 3 years; (2) volatility of 110%; (3) risk free interest of 1.40% and (4) dividend rate of 0%.  The shares vest immediately and have an exercise price of $0.10.

During the three months ended December 31, 2009, the Company issued 2,000,000 shares of $0.001 par value common stock for $0.10 per share with 2,000,000 detachable warrants.  The warrants have an exercise price of $0.10 and expire on April 1, 2012.

During the three months ended December 31, 2009, the Company issued 6,966,666 shares of $0.001 par value common stock for $0.06 per share with 6,966,666 detachable warrants.  The warrants have an exercise price of $0.20 and expire on December 1, 2012.

The following table summarizes the warrant activity:

Number of warrants issued
Outstanding, September 30, 2008	10,500,000
Granted	8,060,000
Cancelled	(10,500,000)
Exercised	-
Outstanding, September 30, 2009	8,060,000
Granted	9,074,666
Cancelled	-
Exercised	-
Outstanding, December 31, 2009 (unaudited)	17,134,666

Note 10 - Commitments and Contingencies

Operating Leases

On February 21, 2008, the Company entered into a one-year lease for office space for its El Dorado Hills, California, office, which was subsequently amended to extend the lease term to March 31, 2010.  The lease requires monthly payments of $2,198. On August 26, 2008, the Company entered into an eighteen-month lease for office space for its Mission Viejo, California, office beginning on October 1, 2008.  The lease requires monthly payments of $4,664.  The Mission Viejo lease term was amended and extended to April 30, 2012 with monthly payments of $3,710 commencing on May 1, 2010, thereafter increasing to $3,816 on May 1, 2011.

The Company recorded rent expense of $20,586 and $20,686 for three months ended December 31, 2009 and 2008, respectively.

Future minimum rent expense for the remaining years are as follow

Years ended September 30,	Amount
2010	$42,261
2011	43,350
2012	25,287

Litigation

The Company is subject to various legal matters in the ordinary course of business.  After taking into consideration the Company’s legal counsels’ evaluation of these matters, the Company has determined that the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial statements.

Note 11 - Taxes

We have provided no current income taxes due to the losses incurred from October 11, 2005 (date of inception), through December 31, 2009.  Net operating losses of approximately $4,433,771 at December 31, 2009, are available for carryover.  The net operating losses will expire from 2022 through 2024.  The Company has provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover due to their limited operating history.  In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.

A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the three months ended December 31, 2009, and the year ended December 31, 2008, follows:

	December 31,	December 31,
	2009	2008
Statutory federal income tax rate	(0.34)	(0.34)
State income taxes (benefit), net of federal taxes	(0.06)	(0.06)
Equity instruments issued for compensation/services	0.09	0.05
Change in derivative liabilities	-	0.08
Valuation allowance	0.31	0.27
Effective income tax rate	-	-

Significant components of deferred tax assets and liabilities are as follows:

	December 31,	September 30,
	2009	2009
	(unaudited)
Deferred tax assets:
Net operating loss carryforwards	$1,937,435	$1,694,205
Valuation allowance	(1,937,435)	(1,694,205)
Net deferred tax assets	$-	$-

The Company adopted ASC Topic 740 “Income Taxes,” on January 1, 2007.  There were no unrecognized tax benefits as of the date of adoption and there are no unrecognized tax benefits included in the balance sheet at December 31, 2009, that would, if recognized, affect the effective tax rate.

Note 12 - Subsequent Events

The Company has entered into agreements after December 31, 2009 on those convertible notes that were in default to settle outstanding principal and accrued interest balances (See Notes 5 and 6).

On January 8, 2010, the Company issued 280,112 shares of common stock for legal services valued at $67,227.

During January 2010, the Company entered into subscription agreements and issued 4,250,085 shares of $0.001 par value common stock for $0.20 per share with 4,250,085 detachable warrants in the amount of $255,000.  The warrants have an exercise price of $0.06 and expire on December 1, 2012.

During January 2010, the Company entered into subscription agreements and issued 8,633,333 shares of $0.001 par value common stock for $0.06 per share with 8,633,333 detachable warrants in the amount of $518,000.  The warrants have an exercise price of $0.20 and expire on December 31, 2012.

On January 15, 2010, the Company entered into a one year agreement with Seahawk Capital Partners, Inc. for consulting services.  The Company, will issue 1 million shares of Company restricted stock and 2 million warrants upon signing of agreement.  The Company agreed to issue an additional 50,000 shares of restricted Company stock per month until January 15, 2011.

The Company has performed an evaluation of subsequent events through February 19, 2010, which is the date the consolidated financial statements were issued, and no additional significant subsequent events warrant disclosure.

Table of Contents

Summary information about Cellynx Group, Inc., and this offering	1
Risk factors	5
Use of proceeds	11
Determination of offering price	11
Dilution	11
Selling Shareholders	11
Plan of Distribution	13	CELLYNX GROUP, INC.
Description of Securities	15
Interests of Named Experts and Counsel	16	_____________
Information about the Company	16	40,033,794 SHARES
Properties	29
Legal proceedings	29	COMMON STOCK
Management's discussion and analysis or plan of operation	29
Disagreements with Accountants on Accounting and Financial Disclosures	36	_____________
Quantitative and Qualitative disclosures about market risk	36
Directors, Executive Officers, and Corporate Governance	36	PROSPECTUS
Executive Compensation	40	_____________
Security ownership of certain beneficial owners and management	44
Certain Relationships and Related Transactions, and Director Independence	46	March __, 2010
Index to financial statements	47
Experts	48
Legal Matters	48

____________________

Dealer Prospectus Delivery Obligation.  Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.  Information Not Required in the Prospectus

Item 24. Indemnification of Directors and Officers

Our Bylaws authorize us to indemnify our officers and directors under certain circumstances.  We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of the Company .  In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder.  The estimated expenses of issuance and distribution are set forth below.

Registration Fees	$429
Transfer Agent Fees	2,000
Costs of Printing and Engraving	3,000
Legal Fees	15,000
Accounting Fees	15,000

Total Estimated Costs of Offering	$35,429
Item 26. Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

The following information summarizes certain information for all securities we have sold during the past two fiscal years without registration under the Securities Act.

During the three months ended September 30, 2009, the Company issued 3,060,000 shares of the Company’s common stock for proceeds of $334,500.  The Company also issued 298,181 shares for services rendered to the Company valued at $45,599.

In December 2009 and January 2010, the Company conducted a private placement of units (the “Units”).  Each Unit consisted of 16,667 shares of the Company’s common stock, par value $0.9001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase up to an additional 16,667 shares of Common Stock, with an exercise price of $0.20 per share.  The thirteen Selling Shareholders purchased Units in the Unit Offering.

This Prospectus, and the Registration Statement of which is a part, covers the resale by the selling shareholders of the shares of Common Stock, as well as shares underlying the Warrants, purchased in the Unit Offering.

The Unit Offering was made without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

On January 8, 2010, the Company issued 280,112 shares of common stock for legal services valued at $67,227.

On January 15, 2010, the Company entered into a one year agreement with Seahawk Capital Partners, Inc. for consulting services.  The Company, will issue 1 million shares of Company restricted stock and 2 million warrants upon signing of agreement.  The Company agreed to issue an additional 50,000 shares of restricted Company stock per month until January 15, 2011.

Each of the issuances listed above were made without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 27. Exhibits

Copies of the following documents are filed with this registration statement as exhibits:

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Share Exchange Agreement by and among the Company, CelLynx-California and the CelLynx Owners dated January 3, 2008 (1)

2.2	Amendment Agreement to Share Exchange Agreement between the Company and CelLynx-California dated May 20, 2008 (2)

2.3	Waiver of Conditions Precedent (7)

3.1	Articles of Incorporation of CelLynx Group, Inc. (3)

3.2	Articles of Merger of CelLynx Group, Inc. (4)

3.3	Bylaws of CelLynx Group, Inc. (4)

3.4	Certificate of Designation of CelLynx Group, Inc. (5)

3.5	Articles of Merger of CelLynx Group, Inc. (8)

3.6	Certificate of Amendment to Articles of Incorporation of CelLynx Group, Inc. (9)

5	Opinion of Durham Jones & Pinegar, P.C. +

10.1	Form of Subscription Agreement dated July 23, 2008 (6)

10.2	Form of Warrant dated July 23, 2008 (6)

10.3	Master Global Marketing and Distribution Agreement between CelLynx and Dollardex Group Corp. dated July 22, 2008 (7)

10.4	Palomar Ventures III, LP Amended and Restated Subordinated Convertible Promissory Note dated November 10, 2007 (7)

10.5	Lease Agreement between CelLynx-California and CSS Properties, LLC dated February 21, 2008 (7)

10.6	CelLynx-California 2007 Stock Incentive Plan (7)

10.7	Amendment No. 1 to CelLynx-California 2007 Stock Incentive Plan (7)

10.8	Form of Lock-Up Agreement dated July 22, 2008 (7)

10.9	Norman W. Collins Offer Letter dated July 15, 2008 (7)

10.10	Kevin Pickard Consulting Agreement dated July 22, 2008 (7)

10.11	Convertible Promissory Note between CelLynx-California and Daniel Ash dated March 27, 2007 (7)

10.12	Convertible Promissory Note between CelLynx-California and Tareq Risheq dated March 27, 2007 (7)

10.13	Convertible Promissory Note between CelLynx-California and Daniel Ash dated October 25, 2007 (7)

10.14	Convertible Promissory Note between CelLynx-California and Tareq Risheq dated October 25, 2007 (7)

10.15	Incentive Stock Option Agreement between CelLynx-California and Daniel Ash dated October 1, 2007 (7)

10.16	Incentive Stock Option Agreement between CelLynx-California and Tareq Risheq dated October 1, 2007 (7)

10.17	Incentive Stock Option Agreement between CelLynx-California and Robert Legendre dated October 1, 2007 (7)

10.18	Non-Qualified Stock Option Agreement between CelLynx-California and Daniel Ash dated October 1, 2007 (7)

10.19	Non-Qualified Option Agreement between CelLynx-California and Tareq Risheq dated October 1, 2007 (7)

10.20	Non-Qualified Stock Option Agreement between CelLynx-California and Robert Legendre dated October 1, 2007 (7)

10.21	Non-Qualified Stock Option Agreement between CelLynx-California and Daniel Ash dated April 21, 2008 (7)

10.22	Non-Qualified Option Agreement between CelLynx-California and Tareq Risheq dated April 21, 2008 (7)

10.23	Non-Qualified Stock Option Agreement between CelLynx-California and Daniel Ash dated May 20, 2008 (7)

10.24	Non-Qualified Option Agreement between CelLynx-California and Tareq Risheq dated May 20, 2008 (7)

10.25	Non-Qualified Option Agreement between CelLynx-California and Norman Collins dated July 20, 2008 (7)

10.26	Stock Purchase Agreement between CelLynx-California and Norman Collins dated February 12, 2008 (7)

10.27	Lease Agreement between CelLynx and Dolphinshire, L.P. dated August 26, 2008 (11)

10.28	Securities Issuance Agreement executed on May 4, 2009 by and among the Registrant, Dollardex Group Corp. and the other parties listed therein (10)

16	Letter from Moore Stephens dated January 7, 2010 (12)

17.1	Letter of Resignation from John P. Thornton to the Board of Directors (7)

21.1	List of Subsidiaries (7)

23	Consent of Frazer Frost, LLP*

24	Power of Attorney (signature page)

__________________
* Filed Herewith. + To be filed by amendment.

(1)	Filed on January 9, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(2)	Filed on May 27, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(3)	Filed as an exhibit to our Registration Statement on Form 10SB originally filed on August 26, 1999, as amended, an incorporated herein by reference.
(4)	Filed as an exhibit to our Quarterly Report on Form 10-QSB for the fiscal period ended September 30, 2003, and incorporated herein by reference.
(5)	Filed on July 15, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(6)	Filed on July 23, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(7)	Filed on July 30, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(8)	Filed on August 8, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(9)	Filed on November 21, 2008 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(10)	Filed on May 8, 2009, as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.
(11)	Filed on October 14, 2008, as an exhibit to our Annual Report on Form 10-K, and incorporated herein by reference.
(12)	Filed on January 7, 2010, as an exhibit to our Current Report on Form 8-K and incorporated herein by reference.

Item 28. Undertakings

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To specify in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.4242(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)    To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on March 9, 2010.

CELLYNX GROUP, INC.

Dated: March 9, 2010	By:	/s/ Daniel R. Ash Daniel R. Ash President, Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Daniel R. Ash, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therein.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Daniel R. Ash	Director and Principal Executive Officer	March 9, 2010
Daniel R. Ash

/s/ Kevin Pickard	Consultant providing services commonly	March 9, 2010
Kevin Pickard	provided by a Chief Financial Officer, Principal Financial and Accounting Officer

/s/ Tareq Risheq	Director	March 9, 2010
Tareq Risheq

/s/ Donald A Wright	Chairman of the Board	March 9, 2010
Donald A Wright

/s/ Norman W. Collins	Director	March 9, 2010
Norman W. Collins

/s/ Dwayne Yaretz	Director	March 9, 2010
Dwayne Yaretz